Filed Pursuant to Rule 424(b)(5)

Registration Statement No. 333-222392

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be offered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of Registration Fee(1)
6.150% Senior Notes due 2030	$500,000,000	99.808%	$499,040,000	$64,775.39

(1)

Calculated in accordance with Rule 457(o) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”). Payment of the registration fee at the time of filing of the registrant’s registration statement on Form S-3ASR, filed with the Securities and Exchange Commission on January 3, 2018 (File No. 333-222392), was deferred pursuant to Rules 456(b) and 457(r) under the Securities Act.

PROSPECTUS SUPPLEMENT

(To Prospectus dated January 3, 2018)

$500,000,000

Athene Holding Ltd.

6.150% Senior Notes due 2030

We are offering $500,000,000 aggregate principal amount of our 6.150% Senior Notes due 2030 (the “notes”). We will pay interest on the notes on April 3 and October 3 of each year, commencing on October 3, 2020.

The stated maturity of the notes will be April 3, 2030. We may redeem some or all of the notes at any time and from time to time at the applicable redemption prices as further described under “Description of the Senior Notes—Optional Redemption” and all (but not less than all) of the notes in specific circumstances as further described under “ – Optional Redemption for Changes in Tax Law.”

The notes will be our senior unsecured obligations and will rank senior in right of payment to any of our indebtedness that is expressly subordinated in right of payment to the notes; equal in right of payment to any of our unsecured indebtedness that is not so subordinated; effectively junior in right of payment to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness; and structurally junior to all indebtedness and other liabilities (including interest sensitive contract liabilities, future policy benefits and other payables) of our subsidiaries.

We do not intend to apply for listing of the notes on any securities exchange or for inclusion of the notes in any automated quotation system.

Investing in the notes involves risks. See “Risk Factors” beginning on page S-8 of this prospectus supplement and on page 2 of the accompanying prospectus, as well as the risks described in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, to read about important factors you should consider before making a decision to invest in the notes.

	Per Note	Total
Price to the public	99.808%	$499,040,000
Underwriting discounts and commissions(1)	0.650%	$3,250,000
Proceeds to us (before expenses)	99.158%	$495,790,000

(1)	See “Underwriting” for a detailed description of compensation payable to the underwriters.

Neither the Securities and Exchange Commission, any state securities commission, the Registrar of Companies in Bermuda, the Bermuda Monetary Authority (the “BMA”) or any other regulatory body has approved or disapproved of these notes or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the notes in book-entry form on or about April 3, 2020.

Joint Book-Running Managers

Barclays	J.P. Morgan	RBC Capital Markets	Wells Fargo Securities

Co-Managers

BNP PARIBAS	BofA Securities	Citigroup	Goldman Sachs & Co. LLC

The date of this prospectus supplement is March 31, 2020.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus that we file with the Securities and Exchange Commission (the “SEC”) relating to this offering. Neither we, nor the underwriters, have authorized anyone to provide you with additional or different information. If anyone provides you with additional, different or inconsistent information, you should not rely on it. This prospectus supplement and the accompanying prospectus is an offer to sell only the notes offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. You should assume the information contained in this prospectus supplement, the accompanying prospectus and any free writing prospectus we authorize to be delivered to you and the documents incorporated by reference herein and therein, including any forward-looking information, is accurate only as of their respective dates or the date or dates specified in those documents. Our business, financial condition, results of operations or prospects may have changed since those dates.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is a supplement to the accompanying prospectus that is also a part of this document. The accompanying prospectus is part of a registration statement that we have filed with the SEC using a shelf registration process. Under the shelf registration process, from time to time, we may offer Class A common shares, preferred shares, depositary shares, debt securities, warrants and units. In the accompanying prospectus, we provide you with a general description of the securities we may offer from time to time under this shelf registration statement. In this prospectus supplement, we provide you with specific information about the notes that we are selling in this offering. Both this prospectus supplement and the accompanying prospectus include, or incorporate by reference, important information about us, the securities being offered and other information you should know before making a decision to invest in the notes. This prospectus supplement also adds to, updates and changes information contained or incorporated by reference in the accompanying prospectus. If any specific information regarding the notes in this prospectus supplement is inconsistent with the more general description of the securities in the accompanying prospectus, you should rely on the information contained in this prospectus supplement. You should read this prospectus supplement, the accompanying prospectus and any free writing prospectus we file with the SEC in connection with this offering, as well as the additional information described under “Where You Can Find More Information; Incorporation By Reference” in this prospectus supplement, before making a decision to invest in the notes. In particular, you should review the information under the heading “Risk Factors” included in this prospectus supplement and in any of the documents that are incorporated by reference herein.

Consent under the Exchange Control Act 1972 (and its related regulations) has been obtained from the BMA for the issue and transfer of the notes to and between persons resident and non-resident of Bermuda for exchange control purposes. Neither the BMA nor the Registrar of Companies in Bermuda accepts any responsibility for our financial soundness or the correctness of any of the statements made or opinions expressed in this prospectus supplement and the accompanying prospectus.

Unless otherwise stated or the context otherwise requires, references in this prospectus to “Athene,” “we,” “our,” “us,” or “the Company” refer to Athene Holding Ltd., together with its consolidated subsidiaries, while references to “the issuer” or “AHL” refer only to Athene Holding Ltd. on an unconsolidated basis. Additionally, in this prospectus supplement and the accompanying prospectus, unless otherwise stated or the context otherwise requires, references to “dollars,” or “$”are to the lawful currency of the United States.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus supplement, the accompanying prospectus and in the documents that we incorporate by reference herein and therein, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives and expected operating results, and the assumptions upon which those statements are based are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “seek,” “assume,” “believe,” “may,” “will,” “should,” “could,” “would,” “likely” and other words and terms of similar meaning, including the negative of these or similar words and terms, in connection with any discussion of the timing or nature of future operations or financial performance or other events. However, not all forward-looking statements contain these identifying words. Forward-looking statements appear in a number of places throughout this prospectus supplement, the accompanying prospectus and the documents that we incorporate by reference herein and therein and give our expectations and projections relating to our financial condition, results of operations, plans, strategies, objectives, future performance, business and other matters as of the date or dates of such documents.

We caution you that forward-looking statements are not guarantees of future performance and that our actual consolidated results of operations, financial condition and liquidity may differ materially from those made in or suggested by the forward-looking statements contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. There can be no assurance that actual developments will be those anticipated by us. In addition, even if our consolidated results of operations, financial condition and liquidity are consistent with the forward-looking statements contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, those results or developments may not be indicative of results or developments in subsequent periods. A number of important factors could cause actual results or conditions to differ materially from those contained or implied by the forward-looking statements, including the risks set forth in the sections entitled “Risk Factors” contained and incorporated by reference in this prospectus supplement and the accompanying prospectus. Factors that could cause actual results or conditions to differ from those reflected in the forward-looking statements contained or incorporated by reference in this prospectus supplement and the accompanying prospectus include but are not limited to:

•	the accuracy of management’s assumptions and estimates;

•	variability in the amount of statutory capital that our insurance and reinsurance subsidiaries have or are required to hold;

•	interest rate and/or currency fluctuations;

•	our potential need for additional capital in the future and the potential unavailability of such capital to us on favorable terms or at all;

•	changes in relationships with important parties in our product distribution network;

•	the activities of our competitors and our ability to grow our retail business in a highly competitive environment;

•	the impact of general economic conditions on our ability to sell our products and the fair value of our investments;

•	major public health issues, and specifically the pandemic caused by the effects of the spread of COVID-19;

•	our ability to successfully acquire new companies or businesses and/or integrate such acquisitions into our existing framework;

•	downgrades, potential downgrades or other negative actions by rating agencies;

•	our dependence on key executives and inability to attract qualified personnel, or the potential loss of Bermudian personnel as a result of Bermuda employment restrictions;

•	market and credit risks that could diminish the value of our investments;

•	changes to the creditworthiness of our reinsurance and derivative counterparties;

•	changes in consumer perception regarding the desirability of annuities as retirement savings products;

•	the permanent discontinuation of LIBOR;

•	potential litigation (including class action litigation), enforcement investigations or regulatory scrutiny against us and our subsidiaries, which we may be required to defend against or respond to;

•	the impact of new accounting rules or changes to existing accounting rules on our business;

•	interruption or other operational failures in telecommunication and information technology and other operating systems, as well as our ability to maintain the security of those systems;

•

the termination by Apollo Global Management, Inc. (“AGM”) or any of its subsidiaries (collectively, AGM together with its subsidiaries, “Apollo”) of its investment management agreements with us and limitations on our ability to terminate such arrangements;

•	Apollo’s dependence on key executives and inability to attract qualified personnel;

•	the accuracy of our estimates regarding the future performance of our investment portfolio;

•	increased regulation or scrutiny of alternative investment advisers and certain trading methods;

•

potential changes to regulations affecting, among other things, transactions with our affiliates, the ability of our subsidiaries to make dividend payments or distributions to us, acquisitions by or of us, minimum capitalization and statutory reserve requirements for insurance companies and fiduciary obligations on parties who distribute our products;

•	the failure to obtain or maintain approval of insurance regulators and other regulatory authorities as required for the operation of our insurance subsidiaries;

•	increases in our tax liability resulting from the Base Erosion and Anti-Abuse Tax;

•

improper interpretation or application of Public Law no. 115-97, the Act to provide for reconciliation pursuant to titles II and V of the concurrent resolution on the budget for fiscal year 2018 (the “Tax Act”) or subsequent changes to, clarifications of or guidance under the Tax Act that is counter to our interpretation and has retroactive effect;

•	AHL or any of its non-United States (“U.S.”) subsidiaries becoming subject to U.S. federal income taxation;

•	adverse changes in U.S. tax law;

•	our being subject to U.S. withholding tax under the Foreign Account Tax Compliance Act (“FATCA”);

•	changes in our ability to pay dividends or distributions;

•	our failure to recognize the benefits expected to be derived from the share exchange transaction with Apollo;

•

the failure to achieve the economic benefits expected to be derived from the Athene Co-Invest Reinsurance Affiliate 1A Ltd. (together with its subsidiaries, “ACRA”) capital raise or future ACRA capital raises; and

•	other risks and factors listed under “Risk Factors” and elsewhere in this prospectus supplement, the accompanying prospectus and the documents that we incorporate by reference herein and therein.

We caution you that the important factors referenced above may not be exhaustive. In addition, we cannot assure you that we will realize the results or developments we expect or anticipate or, even if substantially realized, that they will result in the consequences or affect us or our operations in the way we expect or anticipate. In light of these risks, you should not place undue reliance upon any forward-looking statements contained or incorporated by reference in this prospectus supplement or the accompanying prospectus or the documents that we incorporate herein by reference. Forward-looking statements speak only as of the date they are made. We undertake no obligation, except as may be required by law, to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise. Comparisons of results for current and any prior periods are not intended to express any future trends, or indications of future performance, unless expressed as such, and should only be viewed as historical data. Readers are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the dates of the documents in which such statements were made.

PROSPECTUS SUPPLEMENT SUMMARY

The information below is only a summary of more detailed information included elsewhere in or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary may not contain all the information that is important to you or that you should consider before making a decision to invest in the notes in this offering. The other information is important, so please read this entire prospectus supplement and the accompanying prospectus, as well as the information incorporated by reference herein and therein carefully.

Our Company

We are a leading retirement services company that issues, reinsures and acquires retirement savings products designed for the increasing number of individuals and institutions seeking to fund retirement needs. We generate attractive financial results for our policyholders and shareholders by combining our two core competencies of (1) sourcing long-term, generally illiquid liabilities and (2) investing in a high-quality investment portfolio, which takes advantage of the illiquid nature of our liabilities. Our steady and significant base of earnings generates capital that we opportunistically invest across our business to source attractively-priced liabilities and capitalize on opportunities. Our differentiated investment strategy benefits from our strategic relationship with Apollo, which provides a full suite of services for our investment portfolio, including direct investment management, asset allocation, mergers and acquisition asset diligence and certain operational support services, including investment compliance, tax, legal and risk management support. Our relationship with Apollo also provides us with access to Apollo’s investment professionals around the world as well as Apollo’s global asset management infrastructure across a broad array of asset classes. We are led by a highly skilled management team with extensive industry experience. We are based in Bermuda with our U.S. subsidiaries’ headquarters located in Iowa.

The issuer is a holding company for its insurance subsidiaries and does not have any significant operations of its own. The principal sources of cash to meet the issuer’s obligations are dividends, returns of capital, loans or advances or other intercompany transfers of funds from its subsidiaries. The issuer’s insurance subsidiaries are subject to regulatory restrictions on the payment of dividends imposed by the regulators of their respective domiciles. The dividend limitation for Bermuda insurance subsidiaries is based on the statutory capital and surplus as of the immediately preceding calendar year. The dividend limitation for U.S. insurance subsidiaries is based on the surplus to policyholders as of the immediately preceding calendar year and statutory net gain from operations of the immediately preceding calendar year.

The issuer is an exempted company organized under the laws of Bermuda. Our principal executive offices are located at Chesney House, First Floor, 96 Pitts Bay Road, Pembroke, HM08, Bermuda, and our telephone number is (441) 279-8400. Our website address is www.athene.com. Information contained on our website or connected thereto does not constitute a part of, and is not incorporated by reference into, this prospectus supplement or the accompanying prospectus.

The Offering

The following summary contains basic information about the notes and is not intended to be complete. It does not contain all the information that is important to you. For a more detailed description of the terms of the notes, see “Description of the Senior Notes” in this prospectus supplement and “Description of Debt Securities” in the accompanying prospectus.

Issuer	Athene Holding Ltd., an exempted company organized under the laws of Bermuda.

Securities Offered	$500,000,000 aggregate principal amount of 6.150% Senior Notes due 2030.

Maturity	The notes will mature on April 3, 2030.

Interest Payment Dates	We will pay interest on the notes semi-annually in arrears on April 3 and October 3 of each year, commencing on October 3, 2020.

Interest on the notes will accrue from April 3, 2020.

Interest Rate	The notes will bear interest at 6.150% per year.

Optional Redemption	We may redeem some or all of the notes at any time and from time to time at the applicable redemption price described herein under “Description of the Senior Notes – Optional Redemption.”

We may also redeem all, but not less than all, of the notes, at our option (a “tax redemption”), if certain events relating to changes in applicable tax law occur. The redemption price in the event of a tax redemption will equal 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. See “Description of the Senior Notes – Optional Redemption – Optional Redemption for Changes in Tax Law.”

Certain Covenants	The supplemental indenture governing the notes will contain certain restrictions, including restrictions on our ability and the ability of certain of our subsidiaries to create or incur certain liens on the capital stock of certain subsidiaries, dispose of stock of certain subsidiaries, and merge, consolidate, sell or transfer assets. These covenants are subject to a number of important exceptions. See “Description of the Senior Notes – Restrictive Covenants.”

Events of Default	The indenture governing the notes provides that certain events will constitute an event of default with respect to the notes. See “Description of the Debt Securities – Events of Default, Notice and Waiver” in the accompanying prospectus.

Ranking

The notes will be our senior unsecured obligations and will rank senior in right of payment to any of our indebtedness that is expressly subordinated in right of payment to the notes; equal in right of payment to any of our unsecured indebtedness that is not so subordinated; effectively junior in right of payment to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness; and structurally junior to all indebtedness and other liabilities (including interest sensitive contract liabilities, future policy benefits and other payables) of our subsidiaries. See “Description of the Senior Notes – Ranking.”

Form and Denomination	The notes will be issued in fully registered form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Use of Proceeds	We estimate that the proceeds from this offering will be approximately $493.8 million after deducting underwriting discounts and estimated offering expenses. We intend to use the net proceeds of this offering for general corporate purposes, including support of investment opportunities, organic and inorganic growth and our commitment to ACRA. See “Use of Proceeds.”

No Listing	We do not intend to apply to list the notes on any securities exchange or to have the notes quoted on any automated quotation system.

Governing Law	The notes and the indenture governing the notes will be governed by and construed in accordance with the laws of the State of New York.

Trustee	U.S. Bank National Association.

Risk Factors	You should carefully read and consider the information set forth in the section entitled “Risk Factors” beginning on page S-8 of this prospectus supplement and the risk factors included in our Annual Report on Form 10-K for the year ended December 31, 2019 (the “Annual Report”) and any other documents incorporated by reference herein, before investing in the notes.

RISK FACTORS

Investing in the notes involves a high degree of risk. In addition to the other information contained in this prospectus supplement, the accompanying prospectus and in documents that we incorporate by reference herein and therein, you should carefully consider the risks discussed below before making a decision about investing in our notes. The risks and uncertainties discussed below are not the only ones facing us. Additional risks and uncertainties not presently known to us, or that we currently see as immaterial, may also harm our business. If any of these risks occur, our business, financial condition and operating results could be materially adversely affected, the trading price of our notes could decline and you could lose part or all of your investment. The following should be read in conjunction with, and supplements and amends, as applicable, the factors that may affect our business or operations described in Part I – Item 1A. Risk Factors of our Annual Report.

Risks Relating to Our Business

Major public health issues, and specifically the pandemic caused by the spread of COVID-19, could have an adverse impact on our financial condition and results of operations and other aspects of our business.

We are closely monitoring developments related to the COVID-19 pandemic to assess its impact on our business. While still evolving, the COVID-19 pandemic has caused significant economic and financial turmoil both in the U.S. and around the world, and has fueled concerns that it will lead to a global recession. These conditions are expected to continue and worsen in the near term. At this time, it is not possible to estimate how long it will take to halt the spread of the virus or the longer term-effects that the COVID-19 pandemic could have on our business. The extent to which the COVID-19 pandemic impacts our business, results of operations, financial condition, liquidity or prospects will depend on future developments which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of the COVID-19 pandemic and the actions taken to contain or address its impact, and may cause us to revisit or revise estimates of future earnings or other guidance we have previously provided to the markets. In particular, certain projected financial information previously provided to our shareholders in connection with our recent share issuance transaction with Apollo may as a result of the impact from the COVID-19 pandemic materially differ from our actual results, and should not be relied upon by prospective purchasers of the notes.

While we have implemented risk management and contingency plans and taken preventive measures and other precautions, no predictions of specific scenarios can be made with respect to the COVID-19 pandemic and such measures may not adequately predict the impact on our business from such events. Currently, most of our employees are working remotely with only operationally critical employees working at our facilities for business continuity purposes, to the extent lawfully permitted. An extended period of remote work arrangements could strain our business continuity plans, introduce operational risk, including but not limited to cybersecurity risks, and impair our ability to manage our business. We also outsource certain critical business activities to third parties. As a result, we rely upon the successful implementation and execution of the business continuity planning of such entities in the current environment. While we closely monitor the business continuity activities of these third parties, successful implementation and execution of their business continuity strategies are largely outside our control. If one or more of the third parties to whom we outsource certain critical business activities experience operational failures as a result of the impacts from the spread of COVID-19, or claim that they cannot perform due to a force majeure, it may have a material adverse effect on our business, financial condition, results of operations, liquidity and cash flows.

Our companies that are treated as foreign corporations for U.S. federal income tax purposes have historically intended to operate in a manner that will not cause them to be subject to current U.S. federal income taxation on their net income, and certain of them intend to be United Kingdom (“U.K.”) tax resident by reason of having their central management and control exercised in the U.K. However, our directors and personnel reside in various jurisdictions and often must travel to carry out their duties in accordance with such intended tax positions. Travel restrictions imposed as a result of the COVID-19 pandemic have limited, and may continue to limit, such travel. While we have implemented contingency plans to mitigate the impact of such travel restrictions, no assurances can be provided that we will not become subject to greater tax liabilities than anticipated due to restrictions on the ability of our directors and personnel to carry out their activities from the intended jurisdictions.

Increased economic uncertainty and increased unemployment resulting from the economic impacts of the spread of COVID-19 may also result in policyholders seeking sources of liquidity and withdrawing at rates greater than we previously expected. If policyholder lapse and surrender rates significantly exceed our expectations, it could have a material adverse effect on our business, financial condition, results of operations,

liquidity and cash flows. Such events or conditions could also have an adverse effect on our sales of new policies.

In addition, such events or conditions could result in a decrease or halt in economic activity in large geographic areas, adversely affecting our business within such geographic areas and/or the general economic climate.

Our investment portfolio (and, specifically, the valuations of investment assets we hold) has been, and may continue to be, adversely affected as a result of market developments from the COVID-19 pandemic and uncertainty regarding its outcome. Moreover, changes in interest rates, reduced liquidity or a continued slowdown in the U.S. or in global economic conditions may also adversely affect the values and cash flows of these assets. Our investments in mortgages and mortgage-backed securities could be negatively affected by delays or failures of borrowers to make payments of principal and interest when due or delays or moratoriums on foreclosures or enforcement actions with respect to delinquent or defaulted mortgages imposed by governmental authorities. Further, extreme market volatility may leave us unable to react to market events in a prudent manner consistent with our historical investment practices in dealing with more orderly markets. Market dislocations, decreases in observable market activity or unavailability of information, in each case, arising from the spread of COVID-19, may restrict our access to key inputs used to derive certain estimates and assumptions made in connection with financial reporting or otherwise, including estimates and changes in long term macro-economic assumptions relating to accounting for current expected credit losses, more commonly referred to as “CECL.” Restricted access to such inputs may make our financial statement balances and estimates and assumptions used to run our business subject to greater variability and subjectivity.

While governmental and non-governmental organizations are engaging in efforts to combat the spread and severity of the COVID-19 pandemic and related public health issues, these measures may not be effective. We also cannot predict how legal and regulatory responses to concerns about the COVID-19 pandemic and related public health issues will impact our business. Such events or conditions could result in additional regulation or restrictions affecting the conduct of our business in the future.

Risks Related to the Notes

The notes are effectively subordinated to our secured debt and any liabilities of our subsidiaries.

The notes will rank senior in right of payment to any of our indebtedness that is expressly subordinated in right of payment to the notes, equal in right of payment to any of our liabilities that are not so subordinated, effectively junior in right of payment to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness, and structurally junior to all indebtedness and other liabilities (including interest sensitive contract liabilities, future policy benefits and other payables) of our subsidiaries. In the event of our bankruptcy, liquidation, reorganization or other winding up, our assets that secure debt ranking senior or equal in right of payment to the notes will be available to pay obligations on the notes only after the secured debt has been repaid in full from these assets. There may not be sufficient assets remaining to pay amounts due on any or all of the notes then outstanding. The indenture governing the notes will not prohibit us from incurring additional senior debt or secured debt, nor does it prohibit any of our subsidiaries from incurring additional liabilities.

As of December 31, 2019, AHL had $1,032 million of unsecured senior indebtedness and other liabilities and had $1.25 billion of availability under its $1.25 billion unsecured revolving credit facility. As of December 31, 2019, our subsidiaries had $131,702 million of indebtedness and other liabilities (including interest sensitive contract liabilities, future policy benefits and other payables, but excluding intercompany obligations and liabilities of a type not required to be reflected on a balance sheet of such subsidiaries in accordance with GAAP) to which the notes would have been structurally subordinated.

The issuer is a holding company with limited operations of its own. As a consequence, our ability to make payments in connection with the notes will depend on the ability of our subsidiaries to make distributions or other payments to us, which may be restricted by law.

The issuer is a holding company with limited business operations of its own. Our primary subsidiaries are insurance and reinsurance companies that own substantially all of our assets and conduct substantially all of our operations. Accordingly, our ability to make timely payments on our debt obligations, including the notes, is dependent, to a significant extent, on the generation of cash flow by our subsidiaries and their ability to make such cash or other assets available to us, by dividend or otherwise. Dividends or distributions that may be paid by our insurance subsidiaries to us are limited or restricted by applicable insurance or other laws that are based in part on the prior year’s statutory income and surplus, or other sources. See “ – Risks Relating to Insurance and Other Regulatory Matters – Our industry is highly regulated and we are subject to significant legal restrictions and these restrictions may have a material adverse effect on our business, financial condition, liquidity, cash flows and prospects” in “Item 1A – Risk Factors” in our Annual Report.

Certain of our subsidiaries may not be able to, or may not be permitted to, make distributions to enable us to meet our obligations and pay dividends. Each subsidiary is a distinct legal entity and legal and contractual restrictions may also limit our ability to obtain cash from our subsidiaries. In addition to the restrictions described above, our subsidiaries, as members of our insurance holding company system, are subject to various statutory and regulatory restrictions on their ability to pay dividends to us, as further described under “Item 1. – Business – Regulation – United States – Restrictions on Dividends and Other Distributions” and “ – Bermuda – Minimum Margin of Solvency (MMS), Enhanced Capital Requirements (ECR) and Restrictions on Dividends and Distributions” in our Annual Report.

Servicing our debt requires a significant amount of cash, and we may not have sufficient cash flow from our business to pay our substantial debt.

Our ability to make scheduled payments of the principal of, to pay interest on or to refinance our indebtedness, including the notes, depends on our future performance, which is subject to economic, financial, competitive and other factors beyond our control. Our business may not continue to generate cash flow from operations in the future sufficient to service our debt and make necessary capital expenditures. If we are unable to generate such cash flow, we may be required to adopt one or more alternatives, such as selling assets, restructuring debt or obtaining additional equity capital on terms that may be onerous or highly dilutive. Our ability to refinance our indebtedness will depend on the capital markets and our financial condition at such time. We may not be able to engage in any of these activities or engage in these activities on desirable terms, which could result in a default on our debt obligations.

Despite our debt levels after giving effect to the issuance of the notes, we may still incur substantially more debt or take other actions which would intensify the risks discussed above.

Despite our consolidated debt levels after giving effect to the issuance of the notes, we and our subsidiaries may be able to incur substantial additional debt in the future, subject to the restrictions contained in our debt instruments, some of which may be secured debt. We will not be restricted under the terms of the indenture governing the notes from incurring additional debt, securing existing or future debt, recapitalizing our debt or taking a number of other actions that are not limited by the terms of the indenture governing the notes that could have the effect of diminishing our ability to make payments on the notes when due. Our existing credit facility restricts our ability to incur additional indebtedness, including secured indebtedness, but if the facility matures or is repaid, we may not be subject to such restrictions under the terms of any subsequent indebtedness.

The notes are protected by only limited restrictive covenants.

The indenture governing the notes will not contain any financial or operating covenants or restrictions on the payments of dividends, the incurrence of indebtedness or the issuance or repurchase of securities by us or any of our subsidiaries. The indenture will not contain any covenants or other provisions to afford protection to holders of the notes in the event of a fundamental change or other corporate transaction involving us except to the extent described under “Description of the Senior Notes – Consolidation, Merger, Sale of Assets and Other Transactions.”

We cannot assure you that an active trading market will develop for the notes.

Prior to this offering, there has been no trading market for the notes, and we do not intend to apply to list the notes on any securities exchange or to arrange for quotation on any automated dealer quotation system. We have been informed by the underwriters that they intend to make a market in the notes after the offering is completed. However, the underwriters may cease their market-making at any time without notice. In addition, the liquidity of the trading market in the notes, and the market price quoted for the notes, may be adversely affected by changes in the overall market for this type of security and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. As a result, we cannot assure you that an active trading market will develop for the notes. If an active trading market does not develop or is not maintained, the market price and liquidity of the notes may be adversely affected. In that case you may not be able to sell your notes at a particular time or you may not be able to sell your notes at a favorable price.

Any adverse rating of the notes may cause their trading price to fall.

We intend to seek a rating on the notes from one or more rating services. If a rating service that rates the notes were to lower its rating on the notes below the rating initially assigned to the notes or otherwise announces its intention to put the notes on credit watch, the trading price of the notes could decline.

USE OF PROCEEDS

We estimate that the proceeds from this offering will be approximately $493.8 million after deducting underwriting discounts and estimated offering expenses. We intend to use the net proceeds of this offering for general corporate purposes, including support of investment opportunities, organic and inorganic growth and our commitment to ACRA.

CAPITALIZATION

The following table sets forth our unaudited consolidated cash and cash equivalents and our capitalization at December 31, 2019:

•	on an actual basis; and

•	on an as adjusted basis to give effect to the issuance and sale of the notes in this offering, after deducting underwriting discounts and estimated offering expenses payable by us.

This table should be read in conjunction with “Use of Proceeds,” our consolidated financial statements and related notes thereto and the other information included in or incorporated by reference into this prospectus supplement and the accompanying prospectus.

(In millions)	Actual(1)	As Adjusted(1)
Cash and cash equivalents	$4,240	4,734
Restricted cash	402	402

Total cash, cash equivalents and restricted cash	$4,642	5,136

Debt
Credit facility	$—	—
Existing senior notes(2)	992	992
Senior notes offered hereby(3)	—	494
Short-term debt	475	475
Other	—	—

Total debt	1,467	1,961

Common stock	—
Additional paid-in capital	4,171	4,171
Retained earnings	6,939	6,939
Accumulated other comprehensive income	2,281	2,281

Total Athene Holding Ltd. shareholders’ equity	13,391	13,391

Total capitalization	$14,858	15,352

(1)

Does not give effect to the recent share exchange and related transactions (the “Share Exchange Transactions”) with Apollo affiliates. For further details on the Share Exchange Transactions, please see our definitive proxy statement on Schedule 14A for a 2020 Special Meeting of Shareholders filed with the SEC on January 6, 2020 and the Annual Report, each of which is incorporated by reference into this prospectus supplement and the accompanying prospectus.

(2)

Represents $1.0 billion in aggregate principal amount of 4.125% Senior Notes due 2028, net of debt issuance costs and underwriting discounts, which is included in long-term debt on the consolidated balance sheet in the Annual Report.

(3)	Represents $500 million in aggregate principal amount of 6.150% Senior Notes due 2030 offered hereby, net of debt issuance costs and underwriting discounts.

DESCRIPTION OF THE SENIOR NOTES

A description of the specific terms of the notes being offered is set forth below. The description is qualified in its entirety by reference to the base indenture, dated as of January 3, 2018, between Athene Holding Ltd. and U.S. Bank National Association, as trustee (the “Trustee”) (the “Base Indenture”), as supplemented by the Second Supplemental Indenture (the “Second Supplemental Indenture” and, together with the Base Indenture, the “Indenture”) between Athene Holding Ltd. and the Trustee, to be dated as of April 3, 2020. The Indenture has been qualified as an indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The terms of the Indenture are those provided in the Base Indenture and the Second Supplemental Indenture and those made part of the Indenture by the Trust Indenture Act.

The following description of certain terms of the notes and certain provisions of the Indenture, as supplemented by the Second Supplemental Indenture, supplements the description under “Description of Debt Securities” in the accompanying prospectus. To the extent that the following description is not consistent with that contained in the accompanying prospectus under “Description of Debt Securities” you should rely on this description. This description is only a summary of the material terms and does not purport to be complete. We urge you to read the Indenture, as supplemented by the Second Supplemental Indenture, in its entirety because it, and not this description, will define your rights as a beneficial holder of the notes.

Certain Terms of the Notes

The notes will initially be limited in aggregate principal amount to $500.0 million. There is no limit on the aggregate principal amount of notes that Athene Holding Ltd. may issue. The notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The notes will mature on April 3, 2030 (the “Stated Maturity Date”) and will bear interest at 6.150% per annum. Interest will accrue from April 3, 2020 or from the most recent interest payment date to which interest has been paid or duly provided for.

Interest on the notes will be payable semi-annually in arrears on April 3 and October 3 of each year, commencing October 3, 2020 (or, if such day is not both a Business Day (as defined below) and a Bermuda Business Day (as defined below), on the next succeeding Business Day that is a Bermuda Business Day (without any interest or other payment in respect of any such delay), with the same force and effect as if made on the date the payment was originally payable), to the persons in whose names the notes are registered at the close of business on the preceding March 19 or September 18, as the case may be (whether or not a Business Day), provided that interest payable at the Stated Maturity Date or upon redemption will be paid to the person to whom principal is payable. Interest on the notes will be computed on the basis of a 360-day year consisting of twelve 30-day months. The Trustee will act as paying agent for the notes.

Notwithstanding anything to the contrary in this prospectus supplement, so long as the notes are in book-entry form, Athene Holding Ltd. will make payments of principal, premium, if any, and interest through the Trustee to DTC.

“Business Day” means any day other than a day on which the federal or state banking institutions in the Borough of Manhattan, The City of New York or a place of payment, are authorized or obligated by law, executive order or regulation to close.

“Bermuda Business Day” means any day other than a day on which commercial banks in Bermuda are authorized or obligated by law, executive order or regulation to close.

None of the notes will be entitled to any sinking fund.

The notes and the Indenture will be governed by, and construed in accordance with, the laws of the State of New York.

Further Issues

Athene Holding Ltd. may, without the consent of the holders of the notes, issue additional senior notes having the same ranking and the same interest rate, maturity and other terms of the notes offered by this prospectus supplement, except for the price to the public and issue date and, in some cases, the first interest payment date and interest accrual date. Any additional notes having such similar terms will constitute a single series of debt securities under the Indenture, provided that if any such additional notes are not issued in a “qualified reopening” or are not treated as part of the same issue as the notes offered by this prospectus supplement for U.S. federal income tax purposes, such additional notes shall have a separate CUSIP number. No additional notes of the same series as a series of the notes may be issued if an Event of Default under the Indenture has occurred and is continuing with respect to outstanding notes of such series.

Ranking

The notes will rank senior in right of payment to any of Athene Holding Ltd.’s indebtedness that is expressly subordinated in right of payment to the notes; equal in right of payment to its unsecured indebtedness (including $1.0 billion of 4.125% Senior Notes due 2028) and other liabilities that are not so subordinated; effectively junior in right of payment to any of its secured indebtedness to the extent of the value of the assets securing such indebtedness; and structurally subordinated to all indebtedness and other liabilities (including interest sensitive contract liabilities, future policy benefits and other payables) of its subsidiaries. In the event of Athene Holding Ltd.’s bankruptcy, liquidation, reorganization or other winding up, assets that secure debt ranking senior or equal in right of payment to the notes will be available to pay obligations on the notes only after the secured debt has been repaid in full from these assets. There may not be sufficient assets remaining to pay amounts due on any or all of the notes then outstanding. The Indenture governing the notes will not prohibit Athene Holding Ltd. from incurring additional senior debt or secured debt, nor does it prohibit any of its subsidiaries from incurring additional liabilities.

As of December 31, 2019, Athene Holding Ltd. had $1,032 million of unsecured senior indebtedness and other liabilities and had $1.25 billion of availability under its $1.25 billion unsecured revolving credit facility. As of December 31, 2019, Athene Holding Ltd.’s subsidiaries had $131,702 million of indebtedness and other liabilities (including interest sensitive contract liabilities, future policy benefits and other payables, but excluding intercompany obligations and liabilities of a type not required to be reflected on a balance sheet of such subsidiaries in accordance with GAAP) to which the notes would have been structurally subordinated.

Additional Amounts

All payments made by, or on behalf of, Athene Holding Ltd. under or with respect to the notes, including, but not limited to, payments of principal (including, if applicable, the redemption price) and payments of interest, will be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature, unless such withholding or deduction is required by law. In the event that any such taxes, duties, assessments or governmental charges imposed or levied by or within any jurisdiction in which Athene Holding Ltd. or any successor is, for tax purposes, organized or resident or doing business or through which any payment is made or deemed made (or any political subdivision or taxing authority thereof or therein) (each, as applicable, a “relevant taxing jurisdiction”) are required to be withheld or deducted from any payments made by Athene Holding Ltd. or its paying agent with respect to the notes, Athene Holding Ltd. will pay to the holder of the notes such additional amounts (the “additional amounts”) as may be necessary to ensure that the net amount received by the beneficial owner after such withholding or deduction (and after deducting any taxes on the additional amounts) will equal the amounts that would have been received by such beneficial owner had no such withholding or deduction been required; provided that no additional amounts will be payable:

(1)	for or on account of:

(a)	any tax, duty, assessment or other governmental charge that would not have been imposed but for:

(i)

the existence of any present or former connection between the holder or beneficial owner of such note and the relevant taxing jurisdiction, other than merely holding or enforcing rights under such note or the receipt of payments or deliveries thereunder;

(ii)

the presentation of such note (in cases in which presentation is required) more than 30 days after the later of (x) the date on which the payment of the principal of (including the redemption price, if applicable) and interest on such note became due and payable pursuant to the terms thereof or (y) the date on which such payment was made or duly provided for, except to the extent that the holder or beneficial owner of such note would have been entitled to such additional amounts on presenting such note for payment on the last date of such period of 30 days; or

(iii)

the failure of the holder or beneficial owner to comply with a timely request from Athene Holding Ltd., addressed to the holder, to provide certification, information, documents or other evidence concerning such holder’s or beneficial owner’s nationality, residence, identity or connection with the relevant taxing jurisdiction, or to make any declaration or satisfy any other reporting requirement relating to such matters, if and to the extent that due and timely compliance with such request is required by statute, regulation or administrative practice of the relevant taxing jurisdiction in order to reduce or eliminate any withholding or deduction as to which additional amounts would have otherwise been payable to such holder or beneficial owner;

(b)	any estate, inheritance, gift, value added, use, sales, transfer, excise, personal property or similar tax, assessment or other governmental charge;

(c)	any tax, duty, assessment or other governmental charge that is payable otherwise than by withholding from payments or deliveries under or with respect to the notes;

(d)

any tax, assessment, withholding or deduction required by sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), any current or future Treasury Regulations or rulings promulgated thereunder, any law, regulation or other official guidance enacted in any jurisdiction implementing FATCA, any intergovernmental agreement between the United States and any other jurisdiction to implement FATCA or any law enacted by such other jurisdiction to give effect to such agreement, or any agreement with the IRS under FATCA;

(e)	any tax, assessment or other governmental charge imposed in connection with a note presented for payment (where presentation is required for payment) by or on behalf of a holder or beneficial owner who would have been able to avoid such tax, assessment or governmental charge by presenting the relevant note to, or otherwise accepting payment or delivery from, another paying agent or conversion agent; or

(f)	any combination of taxes referred to in the preceding clauses (a), (b), (c), (d) or (e); or

(2)

with respect to any payment of the principal of (including the redemption price, if applicable) and interest on such note, if the holder is a fiduciary, partnership or person other than the sole beneficial owner of that payment or delivery to the extent that such payment or delivery would be required to be included in the income under the laws of the relevant taxing jurisdiction, for tax purposes, of a beneficiary or settlor with respect to the fiduciary, a partner or member of that partnership or a beneficial owner who would not have been entitled to such additional amounts had that beneficiary, settlor, partner, member or beneficial owner been the holder thereof.

If Athene Holding Ltd. is required to make any deduction or withholding from any payments or deliveries with respect to the notes, Athene Holding Ltd. will deliver to the Trustee and the holders official tax receipts evidencing the remittance to the relevant tax authorities of the amounts so withheld or deducted.

Whenever there is mentioned in any context the payment of principal of (including the redemption price, if applicable) or the payment of interest on any note or any other amount payable with respect to such note, such mention shall be deemed to include payment of additional amounts provided for in the Indenture to the extent that, in such context, additional amounts are, were or would be payable in respect thereof.

Optional Redemption

At any time and from time to time prior to January 3, 2030, the notes will be redeemable at Athene Holding Ltd.’s option, in whole or in part, for cash, at a redemption price equal to the greater of 100% of the principal amount of notes being redeemed, plus accrued and unpaid interest thereon to, but excluding, the redemption date and the “Make-Whole Redemption Amount” (as defined below).

At any time and from time to time on or after January 3, 2030 (the “Par Call Date”), the notes will be redeemable at Athene Holding Ltd.’s option, in whole or in part, for cash, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest thereon to, but excluding, the redemption date.

“Make-Whole Redemption Amount” means the sum, as calculated by the Calculation Agent, of the present values of the remaining scheduled payments (calculated as if the Stated Maturity Date were the Par Call Date) of principal of and interest on the notes to be redeemed (not including any portion of those payments of interest accrued as of any redemption date), discounted from their scheduled payment dates to such redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points, plus accrued and unpaid interest thereon to, but excluding, such redemption date.

For purposes of the preceding definition:

(i)

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the applicable Comparable Treasury Issue, calculated or interpolated (on a day count basis) using a price for such Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the applicable Comparable Treasury Price for such redemption date. The Treasury Rate will be calculated on the third Business Day immediately preceding such redemption date.

(ii)	“Calculation Agent” means an investment banking institution of national standing appointed by Athene Holding Ltd.

(iii)

“Comparable Treasury Issue” means, with respect to any redemption date, the U.S. Treasury security selected by the Calculation Agent as having a maturity comparable to the term remaining from such redemption date to the Stated Maturity Date, calculated as if the Stated Maturity Date were the Par Call Date (the “Remaining Life”) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life.

(iv)

“Comparable Treasury Price” means, with respect to any redemption date, (1) the average of three Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Calculation Agent obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such quotations.

(v)

“Reference Treasury Dealers” means each of Barclays Capital Inc., J.P. Morgan Securities LLC, RBC Capital Markets, LLC and Wells Fargo Securities, LLC, and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. government securities dealer in the United States (a “Primary Treasury Dealer”), Athene Holding Ltd. will substitute therefor another Primary Treasury Dealer.

(vi)

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Calculation Agent, of the bid and ask prices for the applicable Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Calculation Agent by such Reference Treasury Dealer at 3:30 p.m., New York City time, on the third Business Day preceding such redemption date.

Notice of any optional redemption will be mailed (or, if the notes are represented by one or more Global Securities (as defined below), transmitted in accordance with DTC’s standard procedures therefor) at least 15 days but not more than 90 days before the redemption date to each holder of the notes. Unless Athene Holding Ltd. defaults in payment of the redemption price, on or after the redemption date, interest will cease to accrue on the notes called for redemption.

Notwithstanding any contrary provisions of the Indenture, the notice of redemption need not set forth the redemption price but only the manner of calculation thereof as described above. If less than all of the notes are to be redeemed, the Trustee shall select the notes or portions of the notes to be redeemed by such method as the Trustee shall deem fair and appropriate, subject in all cases to applicable DTC procedures. The Trustee may select for redemption notes, and portions of notes, in amounts of $1,000 and integral multiples of $1,000 in excess thereof (provided that the unredeemed portion of any note to be redeemed in part will not be less than $2,000), and shall thereafter promptly notify Athene Holding Ltd. in writing of the numbers of notes to be redeemed, in whole or in part; provided that if the notes are represented by one or more Global Securities, interests in such Global Securities shall be selected for redemption by DTC in accordance with its standard procedures therefor.

Optional Redemption for Changes in Tax Law

We may redeem all, but not less than all, of the outstanding notes for cash, at our option, upon giving not less than 30 nor more than 75 days’ notice to the Trustee, the paying agent and each holder of such notes (which notice shall be irrevocable) (a “tax redemption”), if:

•	on the next date on which any amount would be payable or deliverable in respect of such notes, we are or would be required to pay additional amounts;

•	we cannot avoid any such payment obligation by taking commercially reasonable measures available to us; and

•	the requirement to pay additional amounts arises as a result of:

1.

any amendment to, or change in, the laws or any regulations or rulings promulgated thereunder of a relevant taxing jurisdiction, which change or amendment is announced on or after the original issuance date of such notes (or, if the relevant taxing jurisdiction became a relevant taxing jurisdiction on a date after the original issuance date of the notes, such later date); or

2.

any amendment to, or change in, an official interpretation or application or administration of such laws, regulations or rulings (including by virtue of a holding, judgment, order by a court of competent jurisdiction or a change in published administrative practice) which amendment or change is announced on or after the original issuance date of such notes (or, if the applicable relevant taxing jurisdiction became a relevant taxing jurisdiction on a date after the original issuance date of the notes, such later date) (each of the foregoing clause (1) and (2), a “change in tax law”).

The redemption price for a tax redemption shall equal 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the date fixed by us for redemption (the “tax redemption date”) (unless the tax redemption date falls after a regular record date but on or prior to the immediately succeeding interest payment date, in which case we will pay the full amount of accrued and unpaid interest to the holder of record as of the close of business on such regular record date, and the redemption price will be equal to 100% of the principal amount of the notes to be redeemed). For the avoidance of doubt, the redemption price shall include all additional amounts (if any) with respect to such redemption price. The tax redemption date must be a Business Day and a Bermuda Business Day and must not be on or after the 30th day immediately preceding the maturity date.

We will not give any such notice of tax redemption earlier than 90 days prior to the earliest date on which we would be obligated to make such payment or withholding if a payment or delivery were then due.

Simultaneously with providing notice of a tax redemption, we will issue a press release announcing such tax redemption. Prior to the publication or delivery of any notice of tax redemption of the notes pursuant to the foregoing, we will deliver to the Trustee (a) an officer’s certificate stating that the obligation to pay such additional amounts cannot be avoided by our taking commercially reasonable measures available to us; and (b) a written opinion of independent tax counsel to the effect that we have or will become obligated to pay such additional amounts as a result of a change in tax law. The Trustee shall accept and rely upon such certificate and opinion (without further investigation or inquiry) and it shall be conclusive and binding on the holders.

Notwithstanding the foregoing, if we have given notice of a tax redemption as described above, each holder of the notes subject to tax redemption will have the right to elect that such holder’s notes will not be subject to such tax redemption. If a holder elects not to be subject to a tax redemption, we will not be required to pay additional amounts with respect to payments made in respect of such holder’s notes following the tax redemption date solely as a result of the relevant change in tax law. In such case, all subsequent payments in respect of such holder’s notes will be subject to any tax required to be withheld or deducted under the laws of a relevant taxing jurisdiction as a result of the relevant change in tax law. The obligation to pay additional amounts to any electing holder for payments made in periods prior to the tax redemption date will remain, subject to the exceptions set forth above under “ – Additional Amounts.” Holders must exercise their option to elect to avoid a tax redemption by written notice to the Trustee and in accordance with DTC’s standard procedures no later than the 15th day prior to the tax redemption date.

No notes may be redeemed if the principal amount of the notes has been accelerated, and such acceleration has not been rescinded, on or prior to the tax redemption date (except in the case of an acceleration resulting from a default by us in the payment of the redemption price).

Restrictive Covenants

Limitation on Liens. So long as any notes are outstanding, neither Athene Holding Ltd. nor any of its subsidiaries will create, assume, incur or guarantee any indebtedness for borrowed money which is secured by a mortgage, pledge, lien, security interest or other encumbrance on any capital stock of:

1. any subsidiary that, as of the end of Athene Holding Ltd.’s most recently completed fiscal year, was a “Significant Subsidiary” as such term is defined in Rule 1-02(w) of Regulation S-X promulgated by the SEC; and

2. any successor to substantially all of the business of any subsidiary in clause 1 of this paragraph which is also a subsidiary of Athene Holding Ltd. (each person or successor referred to in clauses 1 and 2 of this paragraph, a “restricted subsidiary”).

However, this restriction will not apply if the notes then outstanding are secured at least equally and ratably with the otherwise prohibited secured indebtedness so long as it is outstanding.

Limitations on Dispositions of Stock of Certain Subsidiaries. So long as any notes are outstanding and subject to the provisions of the Indenture regarding mergers, consolidations and sales of assets, neither Athene Holding Ltd. nor any of its subsidiaries will sell or otherwise dispose of any shares of capital stock (other than preferred stock having no voting rights of any kind) of any restricted subsidiary except for:

1. a sale or other disposition of any of such stock to a wholly owned subsidiary of Athene Holding Ltd.;

2. a sale or other disposition of all of a subsidiary’s stock for at least fair value (as determined by Athene Holding Ltd.’s board of directors acting in good faith); or

3. a sale or other disposition required to comply with an order of a court or regulatory authority of competent jurisdiction, other than an order issued at the request of Athene Holding Ltd. or the request of any of Athene Holding Ltd.’s subsidiaries.

Consolidation, Merger, Sale of Assets and Other Transactions. So long as any notes are outstanding, Athene Holding Ltd. may not merge with or into or consolidate with another person or sell, assign, transfer, lease or convey all or substantially all of its properties and assets to, any other person other than a direct or indirect wholly owned subsidiary of Athene Holding Ltd., and no person may merge with or into or consolidate with Athene Holding Ltd. or, except for any direct or indirect wholly owned subsidiary of Athene Holding Ltd., sell, assign, transfer, lease or convey all or substantially all of its properties and assets to Athene Holding Ltd., unless:

1. Athene Holding Ltd. is the surviving corporation or the person formed by or surviving such merger or consolidation or to which such sale, assignment, transfer, lease or conveyance has been made, if other than Athene Holding Ltd., is a corporation organized and validly existing under the laws of Bermuda, the United States, any State thereof or the District of Columbia, and has expressly assumed by supplemental indenture all the obligations of Athene Holding Ltd. under the notes and the Indenture;

2. immediately after giving effect to such transaction, no event of default or event that, after notice or lapse of time or both would become an event of default under the Indenture, has occurred and is continuing; and

3. Athene Holding Ltd. delivers to the Trustee an officer’s certificate and an opinion of counsel, each stating that the supplemental indenture required in connection with the transaction complies with the Indenture.

Other than the covenants described above, the Indenture or the notes do not contain other provisions that afford holders of the notes protection in the event we:

•	engage in a change of control transaction;

•	subject to the covenant discussed above, issue secured debt or secure existing unsecured debt;

•	issue debt securities or otherwise incur additional unsecured indebtedness or other obligations;

•	purchase or redeem or make any payments in respect of capital stock or other securities ranking junior in right of payment to the notes;

•	sell assets;

•	pay dividends;

•	enter into transactions with related parties; or

•	conduct other similar transactions that may adversely affect the holders of the notes.

See “Risk Factors – The notes are protected by only limited restrictive covenants” for a further discussion of the limited protections provided to holders of the notes.

Defeasance

The discharge, defeasance and covenant defeasance provisions of the Indenture described under the caption “Description of Debt Securities – Discharge, Defeasance and Covenant Defeasance” on page 13 of the accompanying prospectus will apply to the notes.

Notices

Athene Holding Ltd. will mail or transmit (as applicable) notices to the addresses of the holders of the notes that are shown on the register for the notes.

Book-Entry; Delivery and Form

The notes will be represented by one or more fully registered global security certificates, each of which is referred to in this prospectus supplement as a “Global Security.” Each such Global Security will be deposited with, or on behalf of, DTC and registered in the name of DTC or a nominee thereof. Unless and until it is exchanged in whole or in part for notes in definitive form, no Global Security may be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor of DTC or a nominee of such successor.

Except under limited circumstances, notes represented by a Global Security will not be exchangeable for, and will not otherwise be issuable as, notes in certificated form. Investors may elect to hold interests in the Global Securities through either DTC (in the United States) or through Clearstream or Euroclear, if they are participants in such systems, or indirectly through organizations which are participants in such systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold such interests in customers’ securities accounts in the depositaries’ names on the books of DTC.

Beneficial interests in the notes will be represented through book-entry accounts of financial institutions acting on behalf of Beneficial Owners (as defined below) as Direct and Indirect Participants (as defined below) in DTC. So long as DTC, or its nominee, is a registered owner of a Global Security, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the notes represented by such Global Security for all purposes under the Indenture. Except as provided below, the actual owners of the notes represented by a Global Security (the “Beneficial Owners”) will not be entitled to have the notes represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of the notes in definitive form and will not be considered the owners or holders thereof under the Indenture.

Accordingly, each person owning a beneficial interest in a Global Security must rely on the procedures of DTC and, if such person is not a participant of DTC (a “Participant”), on the procedures of the Participant through which such person owns its interest, to exercise any rights of a holder of the notes. Under existing industry practices, in the event that any action is requested of, or entitled to be given or taken under the Indenture by, holders of the notes, DTC would authorize the Participants holding the relevant beneficial interests to give or take such action, and such Participants would authorize Beneficial Owners owning through such Participants to give or take such action or would otherwise act upon the instructions of Beneficial Owners.

The following is based on information furnished by DTC:

DTC will act as securities depositary for the notes. The notes will be fully registered securities registered in the name of Cede & Co. (DTC’s partnership nominee). One or more Global Securities will initially represent the notes and will be deposited with DTC.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its Participants deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants of DTC (“Direct Participants”) include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to DTC’s system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The rules applicable to DTC and its Participants are on file with the SEC.

Purchases of the notes under DTC’s system must be made by or through Direct Participants, which will receive a credit for the notes on DTC’s records. The ownership interest of each Beneficial Owner is in turn to be recorded on the records of Direct Participants and Indirect Participants. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct Participants or Indirect Participants through which such Beneficial Owner entered into the transaction. Transfers of ownership interests in the notes are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the notes, except in the limited circumstances that may be provided in the Indenture.

To facilitate subsequent transfers, all notes deposited with DTC are registered in the name of DTC’s partnership nominee, Cede & Co. The deposit of the notes with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the notes. DTC’s records reflect only the identity of the Direct Participants to whose accounts such securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Neither DTC nor Cede & Co. will consent or vote with respect to the notes. Under its usual procedures, DTC mails an Omnibus Proxy to Athene Holding Ltd. as soon as possible after the applicable record date. The

Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts securities are credited on the applicable record date (identified in a listing attached to the Omnibus Proxy).

Payments on the notes will be made in immediately available funds to DTC. DTC’s practice is to credit Direct Participants’ accounts on the applicable payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payment on such date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, and will be the responsibility of such Participant and not of DTC, the Trustee or Athene Holding Ltd., subject to any statutory or regulatory requirements as may be in effect from time to time. Any payment due to DTC on behalf of Beneficial Owners is Athene Holding Ltd.’s responsibility or the responsibility of the applicable agent, disbursement of such payments to Direct Participants shall be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct Participants and Indirect Participants.

If: (i) DTC notifies Athene Holding Ltd. that it is unwilling or unable to continue to act as securities depositary for the notes and no successor securities depositary has been appointed pursuant to the Indenture within 90 days after such notice; (ii) DTC ceases to be a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act when the securities depositary is required to be so registered and so notifies Athene Holding Ltd., and no successor securities depositary has been appointed pursuant to the Indenture within 90 days after such notice; (iii) any Event of Default or default under the Indenture has occurred and is continuing; or (iv) the Company in its sole discretion and subject to DTC’s procedures determines that the notes shall be exchangeable for notes in definitive registered form; then (x) security certificates may be prepared by Athene Holding Ltd. with respect to the notes in definitive registered form without coupons and delivered to the Trustee and (y) upon surrender of the Global Securities representing the notes by DTC (or any successor securities depositary), accompanied by registration instructions, Athene Holding Ltd. will cause such security certificates in definitive registered form representing the notes to be delivered to Beneficial Owners in accordance with the instructions of DTC (or such successor securities depositary).

Clearstream has advised that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participants (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry transfers between their accounts. Clearstream provides Clearstream Participants with, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in several countries through established depository and custodial relationships. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector, also known as the Commission de Surveillance du Secteur Financier. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Clearstream Participants in the U.S. are limited to securities brokers and dealers and banks and may include the underwriters. Indirect access to Clearstream is also available to other institutions such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with Clearstream Participants. Distributions with respect to interests in global securities held through Clearstream will be credited to cash accounts of its customers in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

Euroclear has advised that it was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants (“Euroclear Participants”) through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank SA/NV under contract with Euroclear plc, a U.K. corporation. Euroclear Participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Global Clearance and Settlement Procedures

Secondary market trading between the DTC Participants will occur in the ordinary way in accordance with the DTC rules and will be settled in immediately available funds. Secondary market trading between Clearstream Participants and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional Eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with the DTC rules on behalf of the relevant European international clearing system by DTC in its capacity as U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to DTC to take action to effect final settlement on its behalf by delivering interests in the notes to or receiving interests in the notes from DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to DTC.

Because of time-zone differences, credits of interests in the notes received in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and will be credited the Business Day following the DTC settlement date. Such credits or any transactions involving interests in such notes settled during such processing will be reported to the relevant Euroclear or Clearstream Participants on such Business Day. Cash received in Clearstream or Euroclear as a result of sales of interests in the notes by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the Business Day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

The information in this section concerning DTC and its book-entry system, Euroclear and Clearstream has been obtained from sources that we believe to be reliable.

Concerning the Trustee

U.S. Bank National Association will initially be the trustee under the Indenture and also the paying agent and the transfer agent and registrar for the notes. We have entered, and from time to time may continue to enter, into banking or other relationships with U.S. Bank National Association or its affiliates. See “Description of Debt Securities – Relationship with the Trustees” beginning on page 15 in the accompanying prospectus.

TAX CONSIDERATIONS

The following is a discussion of Bermuda and U.S. federal income tax considerations that may be relevant in connection with this offering.

Bermuda Tax Considerations

At the present time, there is no Bermuda income or profits tax, withholding tax, capital gains tax, capital transfer tax, estate duty or inheritance tax payable by us or by our shareholders in respect of our shares. We have obtained an assurance from the Minister of Finance of Bermuda under the Exempted Undertakings Tax Protection Act 1966 that, in the event that any legislation is enacted in Bermuda imposing any tax computed on profits or income, or computed on any capital asset, gain or appreciation or any tax in the nature of estate duty or inheritance tax, such tax shall not, until March 31, 2035, be applicable to us or to any of our operations or to our shares, debentures or other obligations except insofar as such tax applies to persons ordinarily resident in Bermuda or is payable by us in respect of real property owned or leased by us in Bermuda.

U.S. Federal Income Tax Considerations

The following discussion summarizes certain U.S. federal income tax considerations relating to the ownership, and disposition of the notes. This summary does not provide a complete analysis of all potential U.S. federal income tax considerations. The information provided below is based on existing U.S. federal income tax authorities, all of which are subject to change or differing interpretations, possibly with retroactive effect. There can be no assurances that the IRS will not challenge one or more of the tax consequences described herein, and we have not obtained, nor do we intend to obtain, a ruling from the IRS with respect to the U.S. federal income tax consequences of holding or disposing of the notes. This summary applies only to beneficial owners of the notes that are U.S. holders (as defined below) that purchase their notes in this offering for an amount equal to the issue price of the notes, which is the first price at which a substantial amount of the notes is sold for money to the public (not including sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers), and that hold the notes as “capital assets” for U.S. federal income tax purposes (generally, for investment). This discussion does not purport to deal with all aspects of U.S. federal income taxation that may be relevant to a particular beneficial owner in light of the beneficial owner’s circumstances (for example, persons subject to the alternative minimum tax provisions of the Code, or a U.S. holder whose “functional currency” is not the U.S. dollar). Also, it is not intended to be wholly applicable to all categories of investors, some of which may be subject to special rules (such as partnerships and other pass-through entities and investors in such entities, dealers in securities or currencies, traders in securities that elect to use a mark-to-market method of tax accounting, banks, thrifts, regulated investment companies, real estate investment trusts, insurance companies, tax-exempt entities, tax-deferred or other retirement accounts, certain former citizens or residents of the United States, accrual basis taxpayers subject to special tax accounting rules as a result of their use of financial statements, persons holding the notes as part of a hedging, conversion or integrated transaction or a straddle, or persons deemed to sell the notes under the constructive sale provisions of the Code). Finally, the summary does not address the potential application of the Medicare contribution tax on net investment income imposed by Section 1411 of the Code, the effects of the U.S. federal estate and gift tax laws or any applicable non-U.S., state or local laws.

INVESTORS CONSIDERING THE PURCHASE OF NOTES SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AND THE CONSEQUENCES OF U.S. FEDERAL ESTATE AND GIFT TAX LAWS, NON-U.S., STATE AND LOCAL LAWS, AND TAX TREATIES.

As used herein, the term “U.S. holder” means a beneficial owner of a note that, for U.S. federal income tax purposes, is (1) an individual citizen or resident of the United States, (2) a corporation, or an entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state of the United States, or the District of Columbia, (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (4) a trust if (x) it is subject to the primary supervision of a U.S. court and one or more U.S. persons has the authority to control all substantial decisions of the trust or (y) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If a partnership (including an entity or arrangement, domestic or foreign, treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of a note, the tax treatment of a partner in the partnership will depend upon the status of the partner and the activities of the partnership. A beneficial owner of a note that is a partnership, and partners in such partnership, should consult their own tax advisors about the U.S. federal income tax consequences of holding or disposing of the note.

Tax Consequences Applicable to the Notes

U.S. Holders

Taxation of Interest on the Notes

U.S. holders will be required to recognize as ordinary income any stated interest (including the amount of any taxes withheld from such stated interest and the amount of any additional amounts paid in respect of such withholding taxes) paid or accrued on the notes, in accordance with their regular method of tax accounting.

Interest income earned with respect to a note will constitute foreign-source income for U.S. federal income tax purposes and will generally be considered “passive category income,” which may be relevant in calculating the U.S. foreign tax credit limitation. The rules governing foreign tax credits are complex and, therefore, U.S. holders should consult their own tax advisors regarding the availability of foreign tax credits in their particular circumstances.

Sale, Exchange, Redemption or Other Taxable Disposition of the Notes

A U.S. holder generally will recognize capital gain or loss if the holder disposes of a note in a sale, exchange, redemption or other taxable disposition. The U.S. holder’s gain or loss will equal the difference between the proceeds received by the holder (other than amounts attributable to accrued but unpaid interest) and the holder’s tax basis in the note. The proceeds received by the U.S. holder will include the amount of any cash and the fair market value of any other property received for the note. The U.S. holder’s tax basis in the note generally will equal the amount the holder paid for the note. The portion of any proceeds that is attributable to accrued interest will not be taken into account in computing the U.S. holder’s capital gain or loss. Instead, that portion will be recognized as ordinary interest income to the extent that the U.S. holder has not previously included the accrued interest in income. The gain or loss recognized by the U.S. holder on the disposition of the note will be long-term capital gain or loss if the holder held the note for more than one year, or short-term capital gain or loss if the holder held the note for one year or less, at the time of the disposition. Long-term capital gains of non-corporate taxpayers currently are taxed at reduced rates. Short-term capital gains are taxed at ordinary income rates. Gain or loss generally will be U.S.-source income for purposes of computing a U.S. holder’s U.S. foreign tax credit limitation. The deductibility of capital losses is subject to limitations.

Form 8938 – U.S. holders who are individuals may be required to file Form 8938 (Statement of Specified Foreign Financial Assets) with the IRS. A U.S. holder that is formed or availed of for purposes of holding, directly or indirectly, specified foreign financial assets may also be required to file this form. Potential investors are urged to consult their tax advisers for advice regarding reporting on Form 8938. The issuer is not obligated to provide U.S. holders with the information necessary to satisfy such reporting requirements. Failure to properly file such forms, if required, may result in the imposition of substantial penalties and an extension of the statute of limitations for the assessment of any U.S. federal income tax with respect to any tax return, event or period to which the information required to be reported on such forms relates.

Backup Withholding and Information Reporting

The Code and U.S. Treasury regulations generally require those who make specified payments to report the payments to the IRS. Among the specified payments are interest and proceeds paid by brokers to their customers. This reporting regime is reinforced by “backup withholding” rules, which require the payor to withhold from payments to certain recipients subject to information reporting if any such recipient has failed to provide a taxpayer identification number to the payor, furnished an incorrect taxpayer identification number, or repeatedly failed to report interest or dividends on tax returns. Payments of interest to U.S. holders of the notes and payments made to U.S. holders by a broker upon a sale of the notes generally will be subject to information reporting and backup withholding, unless the holder (1) is an exempt payee, or (2) in the case of backup withholding, provides the payor with a correct taxpayer identification number and complies with applicable certification requirements.

Any amounts withheld from a payment to a U.S. holder of notes under the backup withholding rules will be allowed as a refund or can be credited against any U.S. federal income tax liability of the holder, provided the required information is furnished timely to the IRS.

United Kingdom Tax Considerations

U.K. Interest Withholding

Payments of interest may be subject to statutory withholding (by the payer) on account of U.K. income tax, where the underlying interest is treated as ‘yearly interest arising in the U.K.’. The determination of whether interest ‘arises in the U.K.’ (for U.K. withholding purposes) can be complex and relies on the application of a number of different factors to the specific facts and circumstances. It is not, however, generally anticipated that payments of interest made by the Company on the notes should be treated as ‘arising in the U.K.’ and hence the Company does not expect to apply withholding on account on U.K. income tax to such payments. The fact that the Company (and certain of its subsidiaries) is resident in the U.K. for tax purposes, by reason of being centrally managed and controlled in the U.K., should not materially affect the analysis as to whether U.K. withholding applies to payments of interest on the notes.

UNDERWRITING

We have entered into an underwriting agreement with Barclays Capital Inc., J.P. Morgan Securities LLC, RBC Capital Markets, LLC and Wells Fargo Securities, LLC, as representatives of the underwriters, with respect to the notes. Subject to the terms and conditions set forth in the underwriting agreement, we have agreed to sell to the underwriters, and the underwriters have agreed to purchase from us, the principal amount of the notes that appears opposite their respective names in the table below.

Underwriters	Principal Amount of Notes
Barclays Capital Inc.	$93,750,000
J.P. Morgan Securities LLC	93,750,000
RBC Capital Markets, LLC	93,750,000
Wells Fargo Securities, LLC	93,750,000
BNP Paribas Securities Corp.	31,250,000
BofA Securities, Inc.	31,250,000
Citigroup Global Markets Inc.	31,250,000
Goldman Sachs & Co. LLC	31,250,000

Total	$500,000,000

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed to purchase all of the notes offered if any of them are purchased. The underwriting agreement provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or the offering may be terminated.

The underwriters initially propose to offer the notes to the public at the public offering price that appears on the cover page of this prospectus supplement. After the initial offering, the underwriters may change the public offering price and any other selling terms. The underwriters may offer and sell notes through certain of their affiliates. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

In the underwriting agreement, we have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments that the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

The following table shows the underwriting discounts that we will pay to the underwriters in connection with this offering:

Underwriting Discounts paid by us
Per Note	0.650%
Total	$3,250,000

We estimate that our share of the total expenses of the offering, excluding underwriting discounts, will be approximately $2,000,000.

The notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any national securities exchange or for inclusion of the notes on any automated dealer quotation system. We have been advised by the underwriters that they presently intend to make a market in the notes after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure the liquidity of the trading market for the notes. If an active trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected. If the notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors.

We have agreed that, for a period from the date of this prospectus supplement through and including the closing of this offering, we will not, without the prior written consent of Barclays Capital Inc., J.P. Morgan Securities LLC, RBC Capital Markets, LLC and Wells Fargo Securities, LLC offer for sale, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, or enter into any swap or other agreement that transfers any of the economic consequences of ownership of, or file a registration statement with the SEC relating to, any securities substantially similar to the notes.

In connection with the offering, the underwriters may purchase and sell notes in the open market. These transactions may include overallotment, stabilizing transactions and syndicate covering transactions. Overallotment involves sales in excess of the offering size, which creates a short position for the underwriters. Stabilizing transactions involve bids to purchase the notes in the open market for the purpose of pegging, fixing or maintaining the price of such notes. Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions and syndicate covering transactions may cause the price of the notes to be higher than it would otherwise be in the absence of those transactions. If the underwriters engage in stabilizing or syndicate covering transactions, they may discontinue them at any time.

Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither we nor the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

The underwriters are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, insurance and reinsurance related brokering, hedging, financing and brokerage activities. The underwriters and their respective affiliates have in the past performed, and may in the future perform, various commercial banking, investment banking and advisory services for Athene and Apollo from time to time for which they have received customary fees and reimbursement of expenses and may, from time to time, engage in transactions with and perform services for Athene and Apollo in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses.

In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans and/or credit default swaps) for their own accounts and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investments and securities activities may involve securities and/or instruments of Athene and Apollo or their affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

In the ordinary course of their various business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer or its affiliates. Because the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

Settlement

We expect that delivery of the notes will be made against payment therefor on or about April 3, 2020, which will be the third business day following the date of pricing of the notes (such settlement cycle being herein referred to as “T+3”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes prior to the delivery of the notes hereunder will be required, by virtue of the fact that the notes initially will settle T+3, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes prior to their date of delivery should consult their own advisor.

Selling Restrictions

Notice to Prospective Investors in the European Economic Area and the United Kingdom

None of this prospectus supplement, the accompanying prospectus or any relevant free writing prospectus is a prospectus for the purposes of the Prospectus Regulation (as defined below). This prospectus supplement, the accompanying prospectus and any relevant free writing prospectus been prepared on the basis that any offer of notes in any Member State of the European Economic Area (“EEA”) or in the United Kingdom (each, a “Relevant State”) will only be made to a legal entity which is a qualified investor under the Prospectus Regulation (“Qualified Investors”). Accordingly any person making or intending to make an offer in that Relevant State of notes which are the subject of the offering contemplated in this prospectus supplement, the accompanying prospectus and any relevant free writing prospectus may only do so with respect to Qualified Investors. Neither us nor the underwriters have authorized, nor do they authorize, the making of any offer of notes other than to Qualified Investors. The expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

Prohibition of Sales to EEA and United Kingdom Retail Investors

Each underwriter has agreed that it has not offered, sold or otherwise made available to and will not offer, sell or otherwise make available any notes to any retail investor in any Relevant State. For these purposes, (a) a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97, (the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Prospectus Regulation; and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes. Consequently no key information document required by Regulation (EU) No 1286/2014, as amended (the “PRIIPs Regulation”), for offering or selling the notes or otherwise making them available to retail investors in any Relevant State may be unlawful under the PRIIPs Regulation.

Notice to Prospective Investors in the United Kingdom

The communication of this prospectus supplement, the accompanying prospectus, any relevant free writing prospectus and any other document or materials relating to the issue of the Notes offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the United Kingdom’s Financial Services and Markets Act 2000, as amended (the “FSMA”). Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. The communication of such documents and/or materials as a financial promotion is only being made to those persons in the United Kingdom who have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)), or who fall within Article 49(2)(a) to (d) of the Financial Promotion Order, or who are any other persons to whom it may otherwise lawfully be made under the Financial Promotion Order (all such persons together being referred to as “relevant persons”). In the United Kingdom, the Notes offered hereby are only available to, and any investment or investment activity to which this prospectus supplement, the accompanying prospectus and any relevant free writing prospectus relate will be engaged in only with, relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus supplement, the accompanying prospectus, any relevant free writing prospectus or any related document or any of their contents.

Each underwriter has represented and agreed that:

A.

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and

B.	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

Notice to Prospective Investors in Switzerland

The notes may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the notes or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the Company, the notes have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of notes will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (“FINMA”), and the offer of notes has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of notes.

Notice to Prospective Investors in Hong Kong

Each underwriter has agreed that the notes may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Singapore

Each underwriter has agreed that this prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement, the accompanying prospectus, any free writing prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the SFA), (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)

a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for six months after that corporation or that trust has acquired the notes under Section 275 of the SFA except:

(1)	to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(2)	where no consideration is or will be given for the transfer;

(3)	where the transfer is by operation of law;

(4)	as specified in Section 276(7) of the SFA; or

(5)	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Notice to Prospective Investors in Canada

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts, or (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Residents of Bermuda

To the extent that the notes are offered and sold in or from Bermuda, such offer or sale will be made in accordance with the Investment Business Act 2003 of Bermuda.

Notice to Prospective Investors in Japan

Each underwriter has agreed that the notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the “Financial Instruments and Exchange Law”) and each underwriter has agreed that it will not offer or sell any notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

LEGAL MATTERS

The validity of the notes offered hereby will be passed upon for us by Sidley Austin LLP, New York, New York. Certain other legal matters relating to this offering will be passed upon for us by Conyers Dill & Pearman Limited, Hamilton, Bermuda. Certain legal matters will be passed upon for the underwriters by Fried, Frank, Harris, Shriver & Jacobson LLP, New York, New York. Certain partners of Sidley Austin LLP own Class A common shares representing less than 1% of our outstanding common shares as of March 31, 2020.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Annual Report on Internal Control Over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2019 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

We file reports, proxy statements and other information with the SEC. The SEC maintains an internet site at www.sec.gov that contains reports, proxy and information statements and other information regarding companies that file electronically with the SEC, including us. These reports, proxy statements and other information can also be read at the offices of The New York Stock Exchange, 11 Wall Street, New York, New York 10005.

We are incorporating by reference into this prospectus supplement and the accompanying prospectus information that we file with the SEC. This permits us to disclose important information to you by referencing these filed documents. Any information referenced this way is considered part of this prospectus supplement and the accompanying prospectus, and any information filed with the SEC subsequent to the date of this prospectus supplement and the accompanying prospectus will automatically be deemed to update and supersede this information. Information furnished under Item 2.02 and Item 7.01 of our Current Reports on Form 8-K is not incorporated by reference in this prospectus supplement and accompanying prospectus unless expressly incorporated by reference below. We incorporate by reference the following documents which have been filed with the SEC:

•	Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on February 20, 2020;

•	Definitive Proxy Statement on Schedule 14A for the 2019 Annual General Meeting of Shareholders filed with the SEC on April 22, 2019;

•	Definitive Proxy Statement on Schedule 14A for a 2020 Special Meeting of Shareholders filed with the SEC on January 6, 2020;

•	Registration Statement on Form 8-A, dated December 9, 2016, relating to registration of shares of our Class A common shares; and

•	Current Reports on Form 8-K filed on March 2, 2020, March 25, 2020 and March 31, 2020.

We incorporate by reference the documents listed above and any future filings made with the SEC in accordance with Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, other than information furnished under Item 2.02 or Item 7.01 of our Current Reports on Form 8-K (unless expressly incorporated by reference), until the termination or completion of this offering. Any reports filed by us with the SEC, other than information furnished under Item 2.02 or Item 7.01 of our Current Reports on Form 8-K, after the date of this prospectus supplement and before the date that this offering is terminated or completed will automatically update and, where applicable, supersede any information contained in this prospectus supplement and the accompanying prospectus or incorporated by reference in this prospectus supplement and the accompanying prospectus.

We will provide without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus, other than exhibits to those documents, unless those exhibits are specifically incorporated by reference into those documents. Requests should be directed to Corporate Secretary, Athene Holding Ltd., Chesney House, 96 Pitts Bay Road, Pembroke, HM08 Bermuda, by electronic mail (corpsec@athene.com) or by telephone (441-279-8400). You may also obtain some of the documents incorporated by reference into this prospectus supplement and the accompanying prospectus at our website, www.athene.com. Information contained on our website or connected thereto does not constitute a part of, and is not incorporated by reference into, this prospectus supplement and the accompanying prospectus.

PROSPECTUS

ATHENE HOLDING LTD.

DEBT SECURITIES

PREFERRED SHARES

DEPOSITARY SHARES

CLASS A COMMON SHARES

WARRANTS

UNITS

By this prospectus, we may offer these securities, or any combination thereof, from time to time in amounts, at prices and on other terms to be determined at the time of the offering. The specific terms of these securities will be provided in supplements to this prospectus. In addition, selling securityholders may also sell these securities, from time to time, if so identified and on terms described in the applicable prospectus supplement or pricing supplement. You should read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision.

Investing in our securities involves risk. See “Risk Factors” on page 2, and, if applicable, any risk factors described in any accompanying prospectus supplement and in our Securities and Exchange Commission filings that are incorporated by reference into this prospectus, to read about factors you should consider before buying our securities.

We or selling securityholders may offer securities through underwriting syndicates managed or co-managed by one or more underwriters, through agents, or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

Our Class A common shares are listed on the New York Stock Exchange (the “NYSE”) under the trading symbol “ATH”. Unless otherwise stated in this prospectus or an accompanying prospectus supplement, none of the other securities registered hereunder will be listed on a securities exchange, other than our Class A common shares.

We, selling securityholders or any of our respective affiliates may use this prospectus and the applicable prospectus supplement in a remarketing or other resale transaction involving the securities after their initial sale. These transactions may be executed at negotiated prices that are related to market prices at the time of purchase or sale, or at other prices, as determined from time to time.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 3, 2018.

i

ABOUT THIS PROSPECTUS

Unless otherwise stated or the context otherwise requires, references in this prospectus to “Athene,” “we,” “our,” “us,” or “the Company” refer to Athene Holding Ltd., together with its consolidated subsidiaries, while references to “AHL” refer only to Athene Holding Ltd. on an unconsolidated basis.

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf process, we and the selling securityholders named in a prospectus supplement may, from time to time, sell any combination of debt securities, preferred shares, depositary shares, Class A common shares, warrants and units, as described in this prospectus, in one or more offerings. This prospectus provides you with a general description of the securities that we may offer. Each time that securities are sold, a prospectus supplement that will contain specific information about the terms of that offering will be provided. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

In reviewing the agreements included as exhibits to any of the documents incorporated by reference into this prospectus and any prospectus supplement, please remember that they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about us or the other parties to the agreements. The agreements contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the other parties to the applicable agreement and:

•	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•	have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

•	may apply standards of materiality in a way that is different from what may be viewed as material to investors; and

•	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about us may be found elsewhere in this prospectus and the accompanying prospectus supplement, as well as our other public filings, which are available without charge through the SEC website at www.sec.gov.

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement, pricing supplement or in any free writing prospectus that we authorize to be delivered to you. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

You should assume that the information in this prospectus is accurate as of the date of the prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

RISK FACTORS

Investing in our securities involves risks. We urge you to carefully consider the risk factors described in our filings with the SEC that are incorporated by reference in this prospectus and in any prospectus supplement, pricing supplement or free writing prospectus used in connection with an offering of our securities, as well as the information relating to us identified herein in “Special Note Regarding Forward-Looking Statements,” before making an investment decision.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus, the accompanying prospectus supplement and the reports incorporated by reference herein and therein, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives and expected operating results and the assumptions upon which those statements are based are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “seek,” “assume,” “believe,” “may,” “will,” “should,” “could,” “would,” “likely” and other words and terms of similar meaning, including the negative of these or similar words and terms, in connection with any discussion of the timing or nature of future operations or financial performance or other events. However, not all forward-looking statements contain these identifying words. Forward-looking statements appear in a number of places throughout this prospectus and the accompanying prospectus supplement and give our current expectations and projections relating to our financial condition, results of operations, plans, strategies, objectives, future performance, business and other matters.

We caution you that forward-looking statements are not guarantees of future performance and that our actual consolidated results of operations, financial condition and liquidity may differ materially from those made in or suggested by the forward-looking statements contained or incorporated by reference in this prospectus. There can be no assurance that actual developments will be those anticipated by us. In addition, even if our consolidated results of operations, financial condition and liquidity are consistent with the forward-looking statements contained in this prospectus, those results or developments may not be indicative of results or developments in subsequent periods. A number of important factors could cause actual results or conditions to differ materially from those contained or implied by the forward-looking statements, including the risks set forth in the sections entitled “Risk Factors” contained and incorporated by reference in this prospectus. Factors that could cause actual results or conditions to differ from those reflected in the forward-looking statements contained or incorporated by reference in this prospectus include but are not limited to:

•	the accuracy of management’s assumptions and estimates;

•	variability in the amount of statutory capital that our insurance and reinsurance subsidiaries have or are required to hold;

•	interest rate fluctuations;

•	our potential need for additional capital in the future and the potential unavailability of such capital to us on favorable terms or at all;

•	changes in relationships with important parties in our product distribution network;

•	the activities of our competitors and our ability to grow our retail business in a highly competitive environment;

•	the impact of general economic conditions on our ability to sell our products and the fair value of our investments;

•	our ability to successfully acquire new companies or businesses and/or integrate such acquisitions into our existing framework;

•	downgrades, potential downgrades or other negative actions by rating agencies;

•	our dependence on key executives and inability to attract qualified personnel, or the potential loss of Bermudian personnel as a result of Bermuda employment restrictions;

•	market and credit risks that could diminish the value of our investments;

•	foreign currency fluctuations;

•	the impact of changes to the creditworthiness of our reinsurance and derivative counterparties;

•	changes in consumer perception regarding the desirability of annuities as retirement savings products;

•	introduction of the proposed European Union financial transaction tax;

•	potential litigation (including class action litigation), enforcement investigations or regulatory scrutiny against us and our subsidiaries, which we may be required to defend against or respond to;

•	the impact of new accounting rules or changes to existing accounting rules on our business;

•	interruption or other operational failures in telecommunication and information technology and other operating systems, as well as our ability to maintain the security of those systems;

•	the termination by Athene Asset Management, L.P. (“AAM”) of its investment management agreements (“IMAs”) with us and limitations on our ability to terminate such arrangements;

•	AAM’s dependence on key executives and inability to attract qualified personnel;

•	increased regulation or scrutiny of alternative investment advisers and certain trading methods;

•

potential changes to regulations affecting, among other things, transactions with our affiliates, the ability of our subsidiaries to make dividend payments or distributions to us, acquisitions by or of us, minimum capitalization and statutory reserve requirements for insurance companies and fiduciary obligations on parties who distribute our products;

•	suspension or revocation of our subsidiaries’ insurance and reinsurance licenses;

•	AHL or Athene Life Re Ltd. (“ALRe”) becoming subject to U.S. federal income taxation;

•	adverse changes in U.S. tax law;

•	our being subject to U.S. withholding tax under the Foreign Account Tax Compliance Act (“FATCA”);

•	our potential inability to pay dividends or distributions; and

•	other risks and factors listed under “Risk Factors” and elsewhere in this prospectus, the accompanying prospectus supplement and in the reports incorporated by reference herein.

We caution you that the important factors referenced above may not contain all of the factors that are important to you in making a decision to invest in our securities. In addition, we cannot assure you that we will realize the results or developments we expect or anticipate or, even if substantially realized, that they will result in the consequences or affect us or our operations in the way we expect or anticipate. In light of these risks, you should not place undue reliance upon any forward-looking statements contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. Forward-looking statements speak only as of the date they are made. We undertake no obligation, except as may be required by law, to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise. Comparisons of results for current and any prior periods are not intended to express any future trends, or indications of future performance, unless expressed as such, and should only be viewed as historical data. Readers are cautioned not to place undue reliance on the forward-looking statements which speak only as of the dates of the documents in which such statements were made.

INDUSTRY AND MARKET DATA

We obtained the industry, market and competitive position data throughout this prospectus, the accompanying prospectus supplement and the reports incorporated by reference herein from (1) our own internal estimates and research, (2) industry and general publications and research, (3) studies and surveys conducted by third parties and (4) other publicly available information. Independent research reports and industry publications generally indicate that the information contained therein was obtained from sources believed to be reliable, but do not guarantee the accuracy and completeness of such information. While we believe that the information included and incorporated by reference in this prospectus from such publications, research, studies and surveys is reliable, neither we, nor the underwriters have independently verified data from these third-party sources. In addition, while we believe our internal estimates and research are reliable and the definitions of our market and industry are appropriate, neither such estimates and research nor such definitions have been verified by any independent source. Forward-looking information obtained from these sources is subject to the same qualifications and the additional uncertainties as the other forward-looking statements in this prospectus and in the accompanying prospectus supplement.

ENFORCEMENT OF CIVIL LIABILITIES UNDER U.S. FEDERAL SECURITIES LAWS

We are incorporated under the laws of Bermuda. In addition, some of our directors and officers may reside outside the United States, and all or a substantial portion of our assets and the assets of these persons are, or may be, located in jurisdictions outside the United States. Therefore, it may be difficult for investors to recover against us or our non-United States based directors and officers, or obtain judgments of U.S. courts, including judgments predicated upon the civil liability provisions of U.S. federal securities laws. Although we may be served with process in the United States with respect to actions against us arising out of or in connection with violations of U.S. federal securities laws relating to offers and sales of our securities made by this prospectus by serving CT Corporation, our U.S. agent irrevocably appointed for that purpose, it may be difficult for investors to effect service of process within the United States on our directors and officers who reside outside the United States.

We have been advised by our Bermuda counsel that there is no treaty in force between the United States and Bermuda providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters. A judgment for the payment of money rendered by a court in the United States based on civil liability would not be automatically enforceable in Bermuda. A final and conclusive judgment obtained in a court of competent jurisdiction in the United States under which a sum of money is payable as compensatory damages may be the subject of an action in a Bermuda court under the common law doctrine of obligation, by action on the debt evidenced by the U.S. court judgment without examination of the merits of the underlying claim. In order to maintain an action in debt evidenced by a U.S. court judgment, the judgment creditor must establish that:

•	the court that gave the judgment over the defendant was competent to hear the claim in accordance with private international law principles as applied in the courts in Bermuda; and

•	the judgment is not contrary to public policy in Bermuda and was not obtained contrary to the rules of natural justice in Bermuda.

In addition, and irrespective of jurisdictional issues, the Bermuda courts will not enforce a U.S. federal securities law that is either penal or contrary to Bermuda public policy. It is the advice of our Bermuda counsel that an action brought pursuant to a public or penal law, the purpose of which is the enforcement of a sanction, power or right at the instance of the state in its sovereign capacity, will not be entertained by a Bermuda court. Certain remedies available under the laws of U.S. jurisdictions, including certain remedies under U.S. federal securities laws, would not be available under Bermuda law or enforceable in a Bermuda court, as they would be contrary to Bermuda public policy. U.S. judgments for multiple damages may not be recoverable in Bermuda court enforcement proceedings under the provisions of the Protection of Trading Interests Act 1981. A claim to enforce the compensatory damages before the multiplier was applied would be maintainable in the Bermuda court. Further, no claim may be brought in Bermuda against us or our directors and officers in the first instance for violation of federal securities laws because these laws have no extraterritorial jurisdiction under Bermuda law and do not have force of law in Bermuda. A Bermuda court may, however, impose civil liability on us or our directors and officers if the facts alleged in a complaint constitute or give rise to a cause of action under Bermuda law. See “Comparison of Shareholder Rights—Differences in Corporate Law—Shareholders’ Suits.”

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

We file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information, including the registration statement of which this prospectus is a part, can be read and copied at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. The SEC maintains an internet site at www.sec.gov that contains reports, proxy and information statements and other information regarding companies that file electronically with the SEC, including us. Our Class A common shares are listed and traded on the NYSE under the symbol “ATH”. These reports, proxy statements and other information can also be read at the offices of the New York Stock Exchange, 11 Wall Street, New York, New York 10005.

The SEC allows “incorporation by reference” into this prospectus of information that we file with the SEC. This permits us to disclose important information to you by referencing these filed documents. Any information referenced this way is considered part of this prospectus, and any information filed with the SEC subsequent to the date of this prospectus will automatically be deemed to update and supersede this information. Information furnished under Item 2.02 and Item 7.01 of our Current Reports on Form 8-K is not incorporated by reference in this registration statement and prospectus. We incorporate by reference the following documents which have been filed with the SEC:

•

Annual Report on Form 10-K for the year ended December 31, 2016 (our “2016 Form 10-K”), as revised by our Current Report on Form 8-K filed on June 13, 2017 (our “June Form 8-K”), which revised the following Items of our 2016 Form 10-K as and to the extent reflected in Exhibit 99.1 to our June Form 8-K:

•	Part II, Item 8. Financial Statements and Supplementary Data; and

•	Part IV, Item 15. Exhibits and Financial Statement Schedules;

•

Quarterly Report on Form  10-Q for the quarter ended March 31, 2017 (our “March Form 10-Q”), as revised by our June Form 8-K, which revised Part I, Item 1. of our March Form 10-Q as and to the extent reflected in Exhibit 99.2 to our June Form 8-K;

•	Quarterly Reports on Form 10-Q for the quarters ended June 30, 2017 and September 30, 2017;

•	Registration Statement on Form 8-A, dated December 9, 2016, relating to registration of shares of our Class A common shares;

•	Definitive Proxy Statement on Schedule 14A for the 2017 Annual General Meeting of Shareholders (our “Proxy Statement”); and

•

Current Reports on Form 8-K filed on March 1, 2017; March 15, 2017; March  17, 2017; March 21, 2017; April  3, 2017; April 14, 2017; May  18, 2017; May 22, 2017; June  9, 2017; June 12, 2017; June  13, 2017; September 6, 2017 and January  2, 2018.

We incorporate by reference the documents listed above and any future filings made with the SEC in accordance with Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, other than information furnished under Item 2.02 or Item 7.01 of our Current Reports on Form 8-K, until the termination or completion of the offering of the securities made by this prospectus. Any reports filed by us with the SEC, other than information furnished under Item 2.02 or Item 7.01 of our Current Reports on Form 8-K, after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated or completed will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus. In the case of a conflict or inconsistency between information in this prospectus and/or information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We will provide without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus, other than exhibits to those documents, unless those exhibits are specifically incorporated by reference into those documents. Requests should be directed to Corporate Secretary, Athene Holding Ltd., Chesney House, 96 Pitts Bay Road, Pembroke, HM08 Bermuda, by electronic mail (corpsec@athene.com) or by telephone (441-279-8400). You may also obtain some of the documents incorporated by reference into this prospectus at our website, www.athene.com. Information contained on our website or connected thereto does not constitute a part of, and is not incorporated by reference into, this prospectus.

OUR COMPANY

We are a leading retirement services company that issues, reinsures and acquires retirement savings products designed for the increasing number of individuals and institutions seeking to fund retirement needs. We generate attractive financial results for our policyholders and shareholders by combining our two core competencies of (1) sourcing long-term, generally illiquid liabilities and (2) investing in a high-quality investment portfolio, which takes advantage of the illiquid nature of our liabilities. Our steady and significant base of earnings generates capital that we opportunistically invest across our business to source attractively-priced liabilities and capitalize on opportunities. Our differentiated investment strategy benefits from our strategic relationship with Apollo Global Management, LLC (Apollo) and its indirect subsidiary, AAM. AAM provides a full suite of services for our investment portfolio, including direct investment management, asset allocation, mergers and acquisition asset diligence and certain operational support services, including investment compliance, tax, legal and risk management support. Our relationship with Apollo and AAM also provides us with access to Apollo’s investment professionals across the world as well as Apollo’s global asset management infrastructure across a broad array of asset classes. We are led by a highly skilled management team with extensive industry experience. We are based in Bermuda with our U.S. subsidiaries’ headquarters located in Iowa.

AHL is a holding company for its insurance subsidiaries and does not have any significant operations of its own. The principal sources of cash to meet AHL’s obligations are dividends, returns of capital, loans or advances or other intercompany transfers of funds from its subsidiaries. AHL’s insurance subsidiaries are subject to regulatory restrictions on the payment of dividends imposed by the regulators of their respective domiciles. The dividend limitation for Bermuda insurance subsidiaries is based on the statutory capital and surplus as of the immediately preceding calendar year. The dividend limitation for U.S. insurance subsidiaries is based on the surplus to policyholders as of the immediately preceding calendar year and statutory net gain from operations of the immediately preceding calendar year.

Athene is an exempted company organized under the laws of Bermuda. Our principal executive offices are located at Chesney House, First Floor, 96 Pitts Bay Road, Pembroke, HM08, Bermuda, and our telephone number is (441) 279-8400. Our website address is www.athene.com. Information contained on our website or connected thereto does not constitute a part of, and is not incorporated by reference into, this prospectus or the registration statement of which it forms a part.

USE OF PROCEEDS

We may use the proceeds of securities sold or re-sold by us under this registration statement for, among other things, general corporate purposes. The prospectus supplement for each offering of securities will specify the intended use of the proceeds of that offering.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our historical ratio of earnings to fixed charges for the periods indicated:

	Nine Months Ended September 30,		Years Ended December 31,
	2017	2016	2016	2015	2014	2013	2012
Ratio of earnings to fixed charges (1)	1.43	1.12	1.29	1.45	1.18	1.73	2.15

(1)

For purposes of this calculation, earnings is defined as income before income taxes, excluding (i) undistributed income or loss from equity method investments, (ii) noncontrolling interests, (iii) fixed charges, excluding deferred sales inducements additions and deferred financing costs and (iv) amortization of capitalized interest, which includes amortization of deferred sales inducements and deferred financing costs. Fixed charges is the sum of (i) interest expensed and capitalized, which includes interest credited to policyholders and deferred sales inducement additions, (ii) deferred financing costs, and (iii) an estimate for interest imputed in rent expense. Interest costs include $0 million and $12 million related to variable interest entities for the nine months ended September 30, 2017 and 2016, respectively. Excluding these costs would have no effect on the ratio of earnings to fixed charges for the nine months ended September 30, 2017 and not have a significant effect for the nine months ended September 30, 2016. Interest costs include $12 million, $15 million, $17 million, $27 million and $16 million related to variable interest entities for the years ended December 31, 2016, 2015, 2014, 2013 and 2012, respectively. Excluding these costs would not have a significant effect on the ratio of earnings to fixed charges for each of the years ended December 31, 2016, 2015, 2014, 2013 and 2012.

DESCRIPTION OF SECURITIES

This prospectus contains summary descriptions of the debt securities, preferred shares, depositary shares, Class A common shares, warrants and units that we and selling securityholders may sell from time to time. These summary descriptions are not meant to be complete descriptions of each security. However, this prospectus and the applicable prospectus supplement together contain the material terms of the securities being offered.

DESCRIPTION OF DEBT SECURITIES

As used in this prospectus, debt securities means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. The debt securities will either be senior debt securities or subordinated debt securities.

Unless the applicable prospectus supplement states otherwise, debt securities will be issued under an Indenture, between AHL and U.S. Bank National Association, as trustee, a form of which has been filed as an exhibit to the registration statement of which this prospectus forms a part (the “Indenture”).

The Indenture is included as an exhibit to the registration statement of which this prospectus forms a part. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the Indenture and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indenture and the debt securities, including the definitions therein of certain terms.

General

The debt securities will be direct secured or unsecured obligations of AHL. The senior debt securities will rank equally with all of AHL’s other senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to all of AHL’s present and future senior indebtedness.

Because AHL is principally a holding company, its right to participate in any distribution of assets of any of its subsidiaries, including ALRe, Athene Annuity & Life Assurance Company (“AADE”) and Athene Annuity and Life Company (“AAIA”), upon such subsidiaries’ liquidation or reorganization or otherwise, is subject to the prior claims of creditors of such subsidiaries, except to the extent AHL may be recognized as a creditor of such subsidiaries. Accordingly, AHL’s obligations under the debt securities will be effectively subordinated to all existing and future indebtedness and liabilities of its subsidiaries, including liabilities under contracts of insurance and annuities written by AHL’s insurance subsidiaries, and holders of debt securities should look only to AHL’s assets for payment thereunder.

The Indenture does not limit the aggregate principal amount of debt securities that AHL may issue and provides that AHL may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. AHL may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the Indenture. The Indenture does not limit our ability to incur other debt.

Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:

•	the title of debt securities and whether they are subordinated debt securities or senior debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the price or prices at which AHL will sell the debt securities;

•	the maturity date or dates of the debt securities;

•	the rate or rates of interest, if any, which may be fixed or variable, per annum at which the debt securities will bear interest, or the method of determining such rate or rates, if any;

•	the date or dates from which any interest will accrue, the dates on which interest will be payable, or the method by which such date or dates will be determined;

•	the right, if any, to extend the interest payment periods and the duration of any such deferral period, including the maximum consecutive period during which interest payment periods may be extended;

•

whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

•	the dates on which AHL will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

•	the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable;

•

whether and under what circumstances AHL will pay additional amounts on the debt securities of the series to holders in respect of any tax, assessment or other government charge and, if so, whether AHL will have the option to redeem such debt securities rather than pay such additional amounts;

•

if AHL possesses the option to do so, the periods within which and the prices at which AHL may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

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AHL’s obligation, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which AHL will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

•	the minimum denominations in which the debt securities will be issued, if other than minimum denominations of $1,000 and integral multiples of $1,000;

•

the portion, or methods of determining the portion, of the principal amount of the debt securities which AHL must pay upon the acceleration of the maturity of the debt securities in connection with an Event of Default (as described below), if other than the full principal amount;

•

the currency, currencies or currency unit in which AHL will pay the principal of (and premium, if any) or interest, if any, on the debt securities, if not U.S. dollars and the manner of determining the equivalent thereof in U.S. dollars;

•	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

•	any deletions from, modifications of or additions to the Events of Default or AHL’s covenants with respect to the applicable series of debt securities;

•	the application, if any, of the terms of the Indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;

•	whether the subordination provisions summarized below or different subordination provisions will apply to the debt securities;

•

the terms, if any, upon which the holders may or are required to convert or exchange such debt securities into or for our Class A common shares or other securities or property or into securities of a third party, including conversion price (which may be adjusted), the method of calculating the conversion price, or the conversion period;

•

whether any of the debt securities will be issued in global or certificated form and, if so, the terms and conditions upon which global debt securities may be exchanged for certificated debt securities;

•	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an Event of Default;

•	the depositary for global or certificated debt securities;

•	if applicable, a discussion of certain material U.S. federal income tax considerations applicable to specific debt securities;

•	any trustees, authenticating or paying agents, transfer agents or registrars or other agents with respect to the debt securities; and

•	any other terms of the debt securities not inconsistent with the provisions of the Indenture, as amended or supplemented.

As used in this prospectus and any prospectus supplement relating to an offering of debt securities, references to the principal of (and premium, if any) and interest, if any, on the debt securities of a series include additional amounts, if any, payable on the debt securities of such series in that context.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will be issued in fully registered form without coupons.

Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the federal income tax consequences and special considerations applicable to any such debt securities. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies or currency units, as described in more detail in the prospectus supplement relating to any of the particular debt securities. The prospectus supplement relating to specific debt securities will also describe any special considerations and certain additional tax considerations applicable to such debt securities.

Subordination

The prospectus supplement relating to any offering of subordinated debt securities will describe the specific subordination provisions. However, unless otherwise noted in the prospectus supplement, subordinated debt securities will be subordinate and junior in right of payment to all of AHL’s Senior Indebtedness (as described below).

For purposes of subordinated debt securities, “Senior Indebtedness” means all amounts due on obligations in connection with any of the following, whether outstanding at the date of execution of the Indenture or thereafter incurred or created:

•

the principal of (and premium, if any) and interest in respect of indebtedness of AHL for borrowed money and indebtedness evidenced by securities, debentures, bonds or other similar instruments issued by AHL;

•	all capital lease obligations of AHL;

•

all obligations of AHL issued or assumed as the deferred purchase price of property, all conditional sale obligations of AHL and all obligations of AHL under any title retention agreement (but excluding trade accounts payable in the ordinary course of business);

•	all obligations of AHL for the reimbursement on any letter of credit, banker’s acceptance, security purchase facility or similar credit transaction;

•

all obligations of AHL in respect of interest rate swap, cap or other agreements, interest rate future or options contracts, currency swap agreements, currency future or option contracts and other similar agreements;

•	all obligations of AHL in respect of capital maintenance agreements;

•	all obligations of the types referred to above of other persons for the payment of which AHL is responsible or liable as obligor, guarantor or otherwise; and

•	all obligations of the types referred to above of other persons secured by any lien on any property or asset of AHL (whether or not such obligation is assumed by AHL).

Senior Indebtedness does not include:

•	indebtedness or monetary obligations to trade creditors created or assumed by AHL in the ordinary course of business in connection with the obtaining of materials or services;

•	indebtedness that is, by its terms, subordinated to, or ranks equal with, the subordinated debt securities; and

•

any indebtedness of AHL to its controlled affiliates (including all debt securities and guarantees in respect of those debt securities issued to any trust, partnership or other controlled affiliate of AHL that is a financing vehicle of AHL in connection with the issuance by such financing entity of preferred securities or other securities guaranteed by AHL) unless otherwise expressly provided in the terms of any such indebtedness.

As of December 31, 2017, AHL had no Senior Indebtedness outstanding. The amount of Senior Indebtedness which AHL may issue is subject to limitations imposed by its board of directors.

Senior Indebtedness shall continue to be Senior Indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.

Unless otherwise noted in the accompanying prospectus supplement, if AHL defaults in the payment of any principal of (or premium, if any) or interest on any Senior Indebtedness when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, then, unless and until such default is cured or waived or ceases to exist, AHL will make no direct or indirect payment (in cash, property, securities, by set-off or otherwise) in respect of the principal of or interest on the subordinated debt securities or in respect of any redemption, retirement, purchase or other requisition of any of the subordinated debt securities.

In the event of the acceleration of the maturity of any subordinated debt securities, the holders of all senior debt securities outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due on the senior debt securities before the holders of the subordinated debt securities will be entitled to receive any payment of principal (and premium, if any) or interest on the subordinated debt securities.

If any of the following events occurs, AHL will pay in full all Senior Indebtedness before it makes any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, to any holder of subordinated debt securities:

•	any dissolution or winding-up or liquidation or reorganization of AHL, whether voluntary or involuntary or in bankruptcy, insolvency or receivership;

•	any general assignment by AHL for the benefit of creditors; or

•	any other marshaling of AHL’s assets or liabilities.

In such event, any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, which would otherwise (but for the subordination provisions) be payable or deliverable in respect of the subordinated debt securities, will be paid or delivered directly to the holders of Senior Indebtedness in accordance with the priorities then existing among such holders until all Senior Indebtedness has been paid in full. If any payment or distribution under the subordinated debt securities is received by the trustee of any subordinated debt securities in contravention of any of the terms of the Indenture and before all the Senior Indebtedness has been paid in full, such payment or distribution or security will be received in trust for the benefit of, and paid over or delivered and transferred to, the holders of the Senior Indebtedness at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all such Senior Indebtedness in full.

The Indenture does not limit the issuance of additional Senior Indebtedness.

Events of Default, Notice and Waiver

Unless an accompanying prospectus supplement states otherwise, the following shall constitute “Events of Default” under the Indenture with respect to each series of debt securities:

•	AHL’s failure to pay any interest on any debt security of such series when due and payable, continued for 30 days;

•

AHL’s failure to pay principal (or premium, if any) on any debt security of such series when due, regardless of whether such payment became due because of maturity, redemption, acceleration or otherwise, or is required by any sinking fund established with respect to such series;

•	AHL’s failure to observe or perform any other of its covenants or agreements with respect to such series for 90 days after AHL receives notice of such failure;

•

certain defaults with respect to AHL’s debt which result in a principal amount in excess of $100,000,000 becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable (other than the debt securities or non-recourse debt); and

•	certain events of bankruptcy, insolvency or reorganization of AHL.

If an Event of Default with respect to any debt securities of any series outstanding under the Indenture shall occur and be continuing, the trustee under the Indenture or the holders of at least 25% in aggregate principal amount of the debt securities of that series outstanding may declare, by notice as provided in the Indenture, the principal amount (or such lesser amount as may be provided for in the debt securities of that series) of all the debt securities of that series outstanding to be due and payable immediately; provided that, in the case of an Event of Default involving certain events in bankruptcy, insolvency or reorganization, acceleration is automatic; and, provided further, that after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal, have been cured or waived. Events of Default with respect to AHL’s subordinated debt securities may be different than those with respect to its senior debt securities. Upon the acceleration of the maturity of original issue discount debt securities, an amount less than the principal amount thereof will become due and payable. Reference is made to the prospectus supplement relating to any original issue discount debt securities for the particular provisions relating to acceleration of maturity thereof.

Any past default under the Indenture with respect to debt securities of any series, and any Event of Default arising therefrom, may be waived by the holders of a majority in principal amount of all debt securities of such series outstanding under the Indenture, except in the case of (i) default in the payment of the principal of (or premium, if any) or interest on any debt securities of such series, or (ii) default in respect of a covenant or provision which may not be amended or modified without the consent of the holder of each outstanding debt security of such series affected.

The trustee is required, within 60 days after the occurrence of a default (which is actually known to the trustee and is continuing), with respect to the debt securities of any series (without regard to any grace period or notice requirements), to give to the holders of the debt securities of such series notice of such default; provided, however, that, except in the case of a default in the payment of the principal of (and premium, if any) or interest, or in the payment of any sinking fund installment, on any debt securities of such series, the trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the holders of the debt securities of such series.

The trustee, subject to its duties during default to act with the required standard of care, may require indemnification by the holders of the debt securities of any series with respect to which a default has occurred before proceeding to exercise any right or power under the Indenture at the request of the holders of the debt securities of such series. Subject to such right of indemnification and to certain other limitations, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series under the Indenture may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the debt securities of such series.

No holder of a debt security of any series may institute any action against AHL under the Indenture (except actions for payment of overdue principal of (and premium, if any) or interest on such debt security or for the conversion or exchange of such debt security in accordance with its terms) unless (i) the holder has given to the trustee written notice of an Event of Default and of the continuance thereof with respect to the debt securities of such series specifying an Event of Default, as required under the Indenture, (ii) the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding under the Indenture shall have requested the trustee to institute such action and offered to the trustee reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred in compliance with such request, and (iii) the trustee shall not have instituted such action within 60 days of such request.

AHL is required to promptly notify the trustee of the occurrence of any default under the Indenture and is further required to furnish statements to the trustee as to AHL’s compliance with all conditions and covenants under the Indenture and AHL’s knowledge of any default or Event of Default within 120 days of AHL’s fiscal year end.

Discharge, Defeasance and Covenant Defeasance

If indicated in the applicable prospectus supplement, AHL may discharge or defease its obligations (except for certain surviving provisions) under the Indenture as set forth below.

AHL may discharge certain obligations to holders of any series of debt securities issued under the Indenture which have not already been delivered to the trustee for cancellation and which have either become due and payable or are by their terms due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the trustee cash or, in the case of debt securities payable only in U.S. dollars, U.S. government obligations (as defined in the Indenture), or a combination thereof, as trust funds in an amount certified to be sufficient to pay when due, whether at maturity, upon redemption, or otherwise, the principal of (and premium, if any) and interest on such debt securities.

If indicated in the applicable prospectus supplement, AHL may elect either (i) to defease and be discharged from any and all obligations with respect to the debt securities of or within any series (except as otherwise provided in the Indenture) (“defeasance”) or (ii) to be released from its obligations with respect to certain covenants applicable to the debt securities of or within any series (“covenant defeasance”), upon the deposit with the relevant trustee, in trust for such purpose, of money and/or government obligations which, through the payment of principal and interest in accordance with their terms, will provide money in an amount sufficient, without reinvestment, to pay the principal of (and premium, if any) or interest on such debt securities to maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. As a condition to defeasance or covenant defeasance, AHL must deliver to the trustee an opinion of counsel to the effect that the holders and beneficial owners of such debt securities will not recognize income, gain or loss for

U.S. federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the Indenture. In addition, in the case of either defeasance or covenant defeasance, AHL shall have delivered to the trustee (i) an officers’ certificate to the effect that the relevant debt securities exchange(s) have informed it that neither such debt securities nor any other debt securities of the same series, if then listed on any securities exchange, will be delisted as a result of such deposit, and (ii) an officers’ certificate and an opinion of counsel, each stating that all conditions precedent with respect to such defeasance or covenant defeasance have been complied with.

AHL may exercise its defeasance option with respect to such debt securities notwithstanding its prior exercise of its covenant defeasance option.

Modification and Waiver

Under the Indenture, AHL and the trustee may supplement the Indenture for certain purposes which would not materially adversely affect the interests or rights of the holders of debt securities of a series without the consent of those holders. AHL and the trustee may also modify the Indenture or any supplemental indenture in a manner that affects the interests or rights of the holders of debt securities with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each affected series issued under the Indenture. However, the Indenture requires the consent of each holder of debt securities that would be affected by any modification which would:

•

change the stated maturity of any debt securities of any series, or reduce the principal amount thereof, or reduce the rate or change the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof;

•	reduce the amount of principal of an original issue discount debt security or any other debt security payable upon acceleration of the maturity thereof;

•	change the currency in which any debt security or any premium or interest is payable;

•	impair the right of any holder to enforce any payment on or with respect to any debt security;

•	adversely change the right to convert or exchange, including decreasing the conversion rate or increasing the conversion price of, any debt security (if applicable);

•	adversely change the right of any holder exercisable upon the repurchase of the debt securities, if the debt securities initially provide for such rights;

•

reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the Indenture or for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults;

•	reduce the requirements contained in the Indenture for quorum or voting; or

•	modify any of the above provisions.

The Indenture permits the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series issued under the Indenture which is affected by the modification or amendment to waive AHL’s compliance with certain covenants contained in the Indenture.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name a debt security is registered at the close of business on the record date for the interest.

Unless otherwise indicated in the applicable prospectus supplement, principal, interest and premium on the debt securities of a particular series will be payable at the office of such paying agent or paying agents as AHL may designate for such purpose from time to time. Notwithstanding the foregoing, at AHL’s option, payment of any interest may be made by check mailed to the address of the person entitled thereto as such address appears in the security register.

Unless otherwise indicated in the applicable prospectus supplement, a paying agent designated by AHL and located in the contiguous United States will act as paying agent for payments with respect to debt securities of each series. All paying agents initially designated by AHL for the debt securities of a particular series will be named in the applicable prospectus supplement. AHL may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that AHL will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

Subject to applicable abandoned property laws, all moneys paid by AHL to a paying agent for the payment of the principal, interest or premium on any debt security which remain unclaimed at the end of two years after such principal, interest or premium has become due and payable will be repaid to AHL upon request, and the holder of such debt security thereafter may look only to AHL for payment thereof.

Denominations, Registrations and Transfer

Unless an accompanying prospectus supplement states otherwise, debt securities will be represented by one or more global certificates registered in the name of a nominee for The Depository Trust Company (“DTC”). In such case, each holder’s beneficial interest in the global securities will be shown on the records of DTC and transfers of beneficial interests will only be effected through DTC’s records.

A holder of debt securities may only exchange a beneficial interest in a global security for certificated securities registered in the holder’s name if:

•

DTC notifies us that it is unwilling or unable to continue serving as the depositary for the relevant global securities or DTC ceases to maintain certain qualifications under the Exchange Act and no successor depositary has been appointed for 90 days; or

•	We determine, in our sole discretion and subject to the procedures of DTC, that the global security shall be exchangeable.

If debt securities are issued in certificated form, they will only be issued in the minimum denomination specified in the accompanying prospectus supplement and integral multiples of such denomination. Transfers and exchanges of such debt securities will only be permitted in such minimum denomination. Transfers of debt securities in certificated form may be registered at the trustee’s corporate office or at the offices of any paying agent or trustee appointed by us under the Indenture. Exchanges of debt securities for an equal aggregate principal amount of debt securities in different denominations may also be made at such locations.

Governing Law

The Indenture and debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to its principles of conflicts of laws.

Relationship with the Trustees

The trustee under the Indenture is U.S. Bank National Association. We maintain ordinary banking and trust relationships with a number of banks and trust companies, including the trustee under the Indenture.

Conversion or Exchange Rights

The prospectus supplement will describe the terms, if any, on which a series of debt securities may be convertible into or exchangeable for securities described in this prospectus. These terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. These provisions may allow or require the number of shares of our Class  A common shares or other securities to be received by the holders of such series of debt securities to be adjusted.

DESCRIPTION OF SHARE CAPITAL

General

The following description of our share capital, memorandum of association and bye-laws is intended as a summary only and is qualified in its entirety by reference to our memorandum of association and bye-laws, which have been filed as exhibits to our SEC filings incorporated by reference herein, to applicable Bermuda law and to the listing rules of the NYSE.

Authorized and Outstanding Share Capital

As of December 15, 2017, our authorized share capital consisted of 425,000,000 Class A common shares, par value $0.001 per Class A common share, of which 142,347,674 Class A common shares are outstanding and held of record by 546 shareholders, 325,000,000 Class B common shares, par value $0.001 per Class B common share, of which 47,488,163 Class B common shares are outstanding and held of record by 13 shareholders, 7,109,560 Class M-1 common shares, of which 3,388,890 Class M-1 common shares are outstanding and held of record by 4 shareholders, 5,000,000 Class M-2 common shares, of which 851,103 Class M-2 common shares are outstanding and held of record by 2 shareholders, 7,500,000 Class M-3 common shares, of which 1,092,000 Class M-3 common shares are outstanding and held of record by 4 shareholders, and 7,500,000 Class M-4 common shares, of which 4,718,172 Class M-4 common shares are outstanding and held of record by 121 shareholders. Our authorized share capital also consists of 150,000,000 undesignated shares, of which none are outstanding.

Common Shares

General

Pursuant to our bye-laws, subject to the applicable listing rules of the NYSE and to any resolution of the shareholders to the contrary, our board of directors is authorized to issue any of our authorized but unissued common shares. Our common shares have no pre-emptive rights or other rights to subscribe for additional shares, and no rights of redemption, conversion or exchange.

Our common shares currently consist of Class A common shares, Class B common shares and Class M common shares. Class A and Class B common shares are voting common shares and Class M common shares represent non-voting incentive compensation shares which, upon the satisfaction of certain conditions, may be converted into Class A common shares. The Class M common shares have been issued to our employees and employees of AAM.

While our two voting share classes are economically equivalent—the dollar value of one Class A common share is equivalent to the dollar value of one Class B common share—they differ in terms of voting power. The Class A common shares currently account for 55% of the aggregate voting power of our equity securities, subject to adjustment as described under “—Voting Rights—Class A Common Shares Voting Restrictions of Class A Common Shares” below. The voting Class A common shares are currently owned by persons that are not members of the Apollo Group, including certain members of our management. The Class B common shares currently account for the remaining 45% of the aggregate voting power of our equity securities, subject to adjustment as described under “—Voting Rights—Class B Common Shares” below. The Class B common shares are held by members of the Apollo Group, and accordingly, the Apollo Group beneficially owns or exercises voting control over the Class B common shares. The “Apollo Group” consists of (1) Apollo, (2) AAA Guarantor – Athene, L.P. (the “AAA Investor”), (3) any investment fund or other collective investment vehicle whose general partner or managing member is owned, directly or indirectly, by Apollo or one or more of Apollo’s subsidiaries, (4) BRH Holdings GP, Ltd. and its shareholders and (5) any affiliate of any of the foregoing (except that for purposes of this definition, AHL and its subsidiaries and employees of AHL, its subsidiaries or AAM are not members of the Apollo Group).

Our Class A common shares may be subject to a cap of the voting power attributable to such shares or may be deemed to be non-voting depending upon whether a holder of such shares is subject to the restrictions set forth in our bye-laws described below under “—Voting Rights—Class A Common Shares—Voting Restrictions of Class A Common Shares.” These restrictions are applicable to certain holders only and such Class A common shares are not subject to such restrictions to the extent that our Class A common shares are held by persons not subject to such restrictions.

Class A Common Shares

We may offer our Class A common shares. All outstanding Class A common shares are fully paid and non-assessable, and any Class A common shares sold in an offering pursuant to this prospectus will be fully paid and non-assessable.

Class B Common Shares

Our Class B common shares are voting common shares of AHL and are economically equivalent to our Class A common shares—the dollar value of one Class A common share is equivalent to the dollar value of one Class B common share. Holders of the Class B common shares may convert any or all of their Class B common shares into Class A common shares on a one-to-one basis, at any time, upon notice to the company. All of our issued and outstanding Class B common shares are fully paid and non-assessable.

In general, our Class B common shares may only be held by members of the Apollo Group.

If the AAA Investor holds a majority of our Class B common shares, the holders of our Class B common shares, by a vote of the majority of the Class B common shares, may at any time and from time to time elect to reduce the percentage of the total voting power of AHL represented by the Class B common shares (and correspondingly increase the percentage of the total voting power of AHL represented by the Class A common shares, so that the total voting power of AHL remains equal to 100%). Should the holders of our Class B common shares elect to reduce the percentage of the total voting power of AHL represented by the Class B common shares, such holders, at their sole discretion, may at the time of election stipulate that the election is irrevocable by such holders.

Because our Class A common shares and Class B common shares are economically equivalent, the Class A common shares will not experience dilution solely as a result of the Class B common shares converting into Class A common shares.

Class M Common Shares

Our Class M-1, M-2, M-3 and M-4 common shares (collectively, the “Class M common shares”) are non-voting incentive compensation shares, convertible into our Class A common shares upon the satisfaction of certain conditions, as described below. The Class M common shares are owned by our employees and employees of AAM. We do not anticipate issuing any Class M common shares in the future.

Class M common shares are granted subject to vesting and forfeiture conditions. Each such grant is divided into two tranches. One tranche is subject to time-based vesting only, with the shares generally vesting ratably on each of the first five anniversaries of the date of grant if the holder is still in service with us on such anniversary. These time-based vesting shares also become vested automatically in full upon a sale or change of control of our company. The other tranche is subject to performance-based vesting, generally based on the achievement by our Class A common shareholders of specified IRRs and multiple on invested capital (“MOIC”) returned to shareholders. The one exception to these performance-based vesting conditions are the grants of restricted Class M-4 Prime common shares made to Messrs. Wheeler and Klein when they joined the company in the second half of 2015. In light of the proximity of their hiring to our IPO, the performance-based tranche of the Class M-4 Prime common shares granted to them will vest based on the trading price of the Class A common shares. We also granted Class M-4 Prime common shares to other individuals for whom share awards were approved during 2016. See “Compensation of Executive Officers and Directors—2016 Compensation Elements—Athene Equity and Long-Term Incentive Awards” in our Proxy Statement for more information about the vesting provisions of the performance-based tranches of Class M common shares.

Notwithstanding the foregoing, in connection with any shareholder vote to approve a merger or amalgamation with respect to AHL, each Class M common share, and each non-voting Class A common share, shall have the power to vote in connection with such approval. Solely in connection with such a vote, the Class M common shares and the non-voting Class A common shares shall collectively represent 0.1% of the total voting power of AHL (such voting power to be allocated equally among the Class M common shares and the non-voting Class A common shares), with the total voting power attributable to each of the voting Class A common shares and Class B common shares being reduced by such percentage on a pro-rated basis determined based on the total voting power of each such class.

Repurchase Right

Following certain terminations of the employment or service of a holder of Class M common shares, the company has the right (but not the obligation) to repurchase all or any portion of the vested Class M common shares held by such person.

Conversion to Class A Common Shares

After such time as either (1) certain investors in the Apollo Group receive a 100% return of capital invested in the company or (2) Class A common shares are listed on a national public securities exchange (which condition was satisfied upon the consummation of our IPO), a holder of vested Class M common shares may elect to exchange any or all of such shares for an equivalent number of Class A common shares upon payment to the company (in cash or in shares at the election of the holder of Class M common shares) of an amount equal to the product of (a) the number of vested Class M common shares that are being exchanged and (b) the applicable conversion price, less the per share dividends and other distributions, if any, previously paid by the company in respect of the Class A common shares from and after the issuance of the applicable Class M common shares.

The conversion price for the Class M-1 common shares is $10.00 per share, the conversion price for the Class M-2 common shares is $10.78 per share, the conversion price for the Class M-3 common shares is $13.46 per share and the conversion price for the Class M-4 common shares is $26.00 per share. Each such conversion price is based upon the price per share paid by investors in the private placement of our Class A common shares associated with the applicable Class M common shares. We have issued Class M-4 Prime common shares with conversion prices of $27.83, $28.26, $33.28, $33.95, $34.23 and $36.40, which in each case was the grant date fair value of a Class A common share at the time of grant.

Following conversion of Class M common shares, such converted Class A common shares may be sold for cash subject to applicable contractual transfer restrictions or legal restrictions, such as blackout periods and affiliate sale volume restrictions.

Dividends

Our board of directors may, subject to Bermuda law and our bye-laws, declare a dividend to be paid (in cash or wholly or partly in kind) to shareholders of record on a record date set by our board of directors. Our board of directors may declare and pay a dividend on one or more classes of shares to the extent one or more classes of shares ranks senior to or has a priority over another class of shares. No unpaid dividend will bear any interest.

Dividends on vested Class M common shares are paid to the holders of such shares at the same time that dividends are paid to other shareholders.

We do not currently pay dividends on any of our common shares and we currently intend to retain all available funds and any future earnings for use in the operation of our business. We may, however, pay cash dividends on our common shares, including our Class A common shares, in the future. Any future determination to pay dividends will be made at the discretion of our board of directors and will depend upon many factors, including our financial condition, earnings, legal and regulatory requirements, restrictions in our debt agreements and other factors our board of directors deems relevant. While we do not currently have any preference shares, if we issue such shares in the future, our board of directors may declare and pay a dividend on one or more classes of shares to the extent one or more classes of shares ranks senior to or has a priority over another class of shares. Our ability to pay dividends on our Class A common shares is limited by the terms of our existing indebtedness and may be restricted by the terms of any future credit agreement or any future debt or preferred securities of ours or of our subsidiaries.

Furthermore, AHL is a holding company and has no direct operations. All of AHL’s business operations are conducted through its subsidiaries. Any dividends AHL pays will depend upon its funds legally available for distribution, including dividends from its subsidiaries. AHL’s U.S. insurance subsidiaries are highly regulated and are required to comply with various conditions before they are able to pay dividends or make distributions to AHL. See “Business—Regulation—United States—Restrictions on Dividends and Other Distributions” in our 2016 Form 10-K. In addition, any dividends payable to AHL by its U.S. insurance subsidiaries, if permitted, would be subject to a 30% withholding tax.

Voting Rights

The total voting power of our common shares, as referred to in our bye-laws, means the total votes attributable to all of our shares issued and outstanding. The voting rights associated with each class of our common shares is as set forth below.

General

Our bye-laws restrict all holders of all classes of our shares from owning, directly or indirectly, an amount of outstanding capital stock of us such that any one holder that is a “United States person” (as defined in Section 957(c) of the Code) would possess 50% or more of either the total voting power or total value of our shares outstanding, including any securities exchangeable for our capital stock and all options, warrants, contractual and other rights to purchase our capital stock (“Equity Securities”). Our bye-laws also prohibit any holder of any class of our shares from transferring any such shares if, after giving effect to such transfer, 19.9% or greater of the total voting power or the total value of our outstanding shares or Equity Securities would be owned, directly or indirectly, by either (i) U.S. shareholders (as defined in Section 953(c) of the Code) who are insured or reinsured by us or any of our subsidiaries or ceding companies or (ii) any person who is related to any such person. In the event any holder of our shares or Equity Securities is in violation of these restrictions, our board of directors may require such holder to sell or allow us to repurchase some or all of such holder’s shares or Equity Securities at fair market value, as the board of directors and such holder agree in good faith, or to take any reasonable action that the board of directors deems appropriate.

Class A Common Shares

The bye-laws generally provide that shareholders are entitled to vote, on a non-cumulative basis, at all annual general and special meetings of shareholders with respect to matters on which Class A common shares are eligible to vote. The Class A common shares collectively represent 55% of the total voting power of all of the shares, subject to certain voting restrictions and adjustments described below. This allocation of 55% of the total voting power to the Class A common shares applies regardless of the number of Class A common shares that may be issued and outstanding.

In general, the bye-laws provide that the board of directors may determine that certain shares shall carry no voting rights or shall have reduced voting rights to the extent that our board of directors reasonably determines that it is necessary to do so to avoid any adverse tax consequences to us or, upon the request of certain shareholders, to avoid adverse regulatory consequences to such shareholder. In addition, the board of directors has the authority under the bye-laws to request information from any shareholder for the purpose of determining whether a shareholder’s voting rights are to be adjusted pursuant to the bye-laws.

Voting Restrictions of Class A Common Shares—The bye-laws also include several specific restrictions and adjustments to the voting power of the Class A common shares. If a holder is subject to the restrictions described below, their Class A common shares may be deemed to be non-voting or the voting power attributable to such Class A common shares may be reduced. Such restrictions depend on the identity and characteristics of the holder of the shares as of the date in question; for example, Class A common shares that are deemed non-voting at one general meeting may, as a result of a subsequent transfer to a different holder, be entitled to vote at a later general meeting. The Class A common share restrictions are as follows:

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Class A common shares shall be deemed non-voting if the holder of such shares (or any person related to the holder within the meaning of Section 953(c) of the Code or to whom the ownership of such holder’s shares is attributed under Section 958 of the Code, each, a “Tax-Attributed Affiliate”) (1) owns, directly, indirectly or constructively, Class B common shares, (2) owns, directly, indirectly or constructively, an equity interest in Apollo or AP Alternative Assets, L.P. or (3) is a member of the Apollo Group at which time any member of the Apollo Group holds Class B common shares. A holder of our common shares and its Tax Attributed Affiliates are collectively referred to herein as a “Control Group.”

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The voting power of those Class A common shares that are entitled to vote shall be adjusted so that no shareholder or Tax-Attributed Affiliate (other than a member of the Apollo Group and its affiliates) holds more than 9.9% of the total voting power of common shares. This limitation is intended to reduce the likelihood that the company, ALRe or any of the company’s subsidiaries domiciled outside of the United States will be treated as a controlled foreign corporation (“CFC”) in any taxable year (other than for purposes of taking into account RPII).

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The aggregate votes conferred by the shares held by employees of the company and its subsidiaries, AAM and the Apollo Group may constitute collectively no more than 3% of the total voting power of the company.

The amount of any reduction in voting power that occurs by operation of the adjustments described above will generally be allocated proportionately among all other Class A common shares entitled to vote. If such reallocation in turn triggers the adjustments described above, the adjustments will be applied serially until additional adjustments are no longer necessary.

Any of the foregoing adjustments are likely to result in a Class A common share having voting rights in excess of its pro rata share of the voting power of our Class A common shares. Therefore, a shareholder’s voting rights may increase above 5% of the aggregate voting power of the outstanding common shares, thereby possibly resulting in the shareholder becoming a reporting person subject to Schedule 13D or 13G filing requirements under the Exchange Act.

Class B Common Shares

The Class B common shares represent, in aggregate, 45% of the total voting power of the shares, subject to certain adjustments, that are described below and in our bye-laws. Only members of the Apollo Group may own Class B common shares. If the AAA Investor holds a majority of the Class B common shares, the cumulative vote of the Class B common shares shall be cast based on the vote of the majority of the Class B common shares. In this instance, because the Class B common shares vote as a single block and can only be held by members of the Apollo Group, Apollo controls the voting power of the Class B common shares.

Should it be the case that AAA Investor does not hold a majority of the Class B common shares, the voting power of the Class B common shares will be allocated on a pro rata basis among all holders of Class B common shares, provided that if certain conditions are met (described in detail in bye-law 4.2(b)(iii) and defined therein as a “Class B Adjustment Condition”, then the voting power of Class B common shares shall be reduced as follows:

(1) First, the voting power of the Class B common shares directly held by the shareholder(s) (i) with the highest Relative Class B Ownership Percentage (as defined in the bye-laws) as of such time and (ii) whose Class B common shares have voting power as of such time (the “Adjustment Shareholder(s)”) that are attributable to the Smallest Class B 9.9% U.S. Person (as defined in the bye-laws) shall be reduced (but not below zero) until the Class B Adjustment Condition is no longer met or such Smallest Class B 9.9% U.S. Person is no longer a Class B 9.9% U.S. Person (taking into account any reallocation of voting power pursuant to clause (2) below), whichever requires the smallest reduction in voting power.

(2) Second, the aggregate voting power reduced in clause (1) above shall be reallocated pro rata among the Class B common shares directly held by all other shareholders.

(3) Third, the adjustments described in clause (1) above and the reallocation described in clause (2) above shall be reapplied serially to the next Smallest Class B 9.9% U.S. Person until the Class B Adjustment Condition is no longer met.

(4) Any excess voting power that cannot be reallocated pursuant to clauses (1), (2) and (3) above shall be transferred pursuant to the bye-laws, and thereafter clause (3) above shall not apply.

Pursuant to the bye-laws, the pro rata reallocation of voting power of the Class B common shares provided for above shall not be permitted to the extent such reallocation would cause (i) a U.S. Person to become a Class B 9.9% U.S. Person (determined after such reallocation) or (ii) the Voting Ratio (as defined below) with respect to any Class B Common Share to be greater than 15. Any voting power that cannot be reallocated on a pro rata basis among all of the Class B common shares directly held by all other shareholders due to the reallocation discussed above shall nonetheless be reallocated to such shares to the maximum extent possible without violating the limitations described herein. “Voting Ratio” means, with respect to any share in the company, a fraction (i) the numerator of which is the percentage of the total voting power represented by such share and (ii) the denominator of which is a fraction (expressed as a percentage) (a) the numerator of which is the value of that share and (b) the denominator of which is the total value of all outstanding shares in the company.

If the adjustments described above have been made but there still exists a Class B Adjustment Condition, then the voting power attributable to the Class B common shares shall be reduced (and the voting power of the Class A common shares correspondingly increased) until such Class B Adjustment Condition is no longer met, unless all Affected Class B Shareholders (as defined in the bye-laws) agree otherwise. A transfer of voting power from the Class B common shares to the Class A common shares as described above could result in a holder of Class A common shares having voting rights in excess of its pro rata share of the voting power of the Class A common shares that it otherwise would have had.

Alternatively, if the AAA Investor holds a majority of the Class B common shares, the holders of the Class B common shares may irrevocably elect to reduce the total voting power of the Class B common shares, with the consent of the holders of a majority of the Class B common shares. This election could result in a holder of Class A common shares having voting rights in excess of one vote per share.

Class M Common Shares

Until having vested and converted into Class A common shares, none of the Class M common shares have voting rights, except where required under Bermuda law. Notwithstanding the foregoing, in connection with any shareholder vote to approve a merger or amalgamation with respect to AHL, each vested and unvested Class M common share, and each non-voting Class A common share, shall have the power to vote in connection with such approval. Solely in connection with such a vote, the Class M common shares and the non-voting Class A common shares shall collectively represent 0.1% of the total voting power of AHL (such voting power to be allocated equally among the Class M common shares and the non-voting Class A common shares), with the total voting power attributable to each of the voting Class A common shares and Class B common shares being reduced by such percentage on a pro-rated basis determined based on the total voting power of each such class.

Voting of Subsidiary Shares

AHL’s bye-laws require the board of AHL to refer certain decisions with respect to our non-U.S. subsidiaries to our shareholders, and to vote our shares accordingly. The decisions required to be referred to our shareholders by this provision include the appointment, removal or remuneration of directors of non-U.S. subsidiaries and any other decisions with respect to non-U.S. subsidiaries that legally require the approval of such non-U.S. subsidiary’s shareholders.

Rights upon Liquidation

In the event of a liquidation, dissolution or winding up of the company, holders of Class A common shares, Class B common shares and Class M common shares are entitled to share in the assets remaining after payment of liabilities and the liquidation preferences of any outstanding preferred stock, with the holders of Class A common shares, Class B common shares and vested Class M common shares (to the extent that an amount equal to the applicable conversion price associated with the relevant class of Class M common shares has been received by holders of the Class A common shares and Class B common shares) entitled to preferential distributions as set forth in our bye-laws.

Preference Shares

Pursuant to Bermuda law and our bye-laws, our board of directors may establish one or more series of preference shares having such designations, dividend rates, redemption features, liquidation rights and preferences, conversion or exchange rights, relative voting rights or such other special rights, qualifications, limitations or restrictions as may be fixed by the board without any further shareholder approval. Such rights, preferences, powers and limitations as may be established could have the effect of discouraging an attempt to obtain control of our company.

As of the date of this prospectus, we have not issued or authorized any preference shares.

Certain Bye-law Provisions

Certain provisions of our bye-laws may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that you might consider in your best interest, including an attempt that might result in your receipt of a premium over the market price for your shares. These provisions are also designed, in part, to encourage persons seeking to acquire control of us to first negotiate with our board of directors, which could result in an improvement of such persons’ terms. See “Risk Factors—Risks Relating to Investment in Our Class A Common Shares—Our bye-laws contain provisions that could discourage takeovers and business combinations that our shareholders might consider in their best interests, including provisions that prevent a holder of Class A common shares from having a significant stake in Athene” in our 2016 Form 10-K and “—Common Shares—Voting Rights.”

Classified Board of Directors

In accordance with the terms of our bye-laws, our board is classified as described under “Corporate Governance—Classified Board of Directors” in our Proxy Statement.

Removal of Directors

Our bye-laws provide that a director may only be removed for cause by a majority of our board or shareholders holding a majority of the total voting power of our common shares at any general meeting.

Shareholder Action by Written Consent

Subject to certain exceptions, our bye-laws provide that shareholder action may be taken by written resolution, if such resolution is signed by or on behalf of, more than 55% of the total voting power of our common shares.

Shareholder Advance Notice Procedures

Our bye-laws establish advance notice procedures for shareholders to bring business before or to nominate directors at an annual meeting of our shareholders. Our bye-laws provide that any shareholder wishing to bring such business before or to nominate directors at an annual meeting must be a shareholder of record (1) meeting the minimum requirements set forth for eligible shareholders to submit shareholder proposals under Rule 14a-8 of the Exchange Act (a “minimum shareholder”), at the time of giving of notice and at the time of the meeting, (2) entitled to vote at the meeting and (3) who complies with the notice procedures set forth below. These requirements may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed. In addition, we expect that these provisions, insofar as they relate to the nomination of directors, may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.

To be timely, the shareholder’s notice to bring business before or to nominate directors at an annual meeting must be delivered to or mailed and received by us not less than 90 days nor more than 120 days before the anniversary date of the preceding annual meeting, except that if the annual meeting is set for a date that is not within 30 days before or after such anniversary date, we must receive the notice not later than the later of (1) the close of business 90 days prior to the date of such annual meeting or (2) if the first public announcement of the date of such advanced or delayed annual meeting is less than 100 days prior to such date, 10 days following the date of the first public announcement of the general meeting.

The notice must include the following information:

•	the name and address of the shareholder who intends to make the nomination and either the name and address of the person or persons to be nominated or the nature of the business to be proposed;

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the class and number of equity securities directly or indirectly owned by such shareholder or its affiliates and a description of any agreement, arrangement or understanding to which such shareholder is a party as of the date of such notice with respect to any equity securities or that has the effect or intent of mitigating loss to, managing the potential risk or benefit of share price changes for, or increasing or decreasing the voting power of such shareholder or its affiliates with respect to such equity securities;

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a representation that the shareholder is a shareholder of record of our share capital entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons or to introduce the business specified in the notice;

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if applicable, a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons, naming such person or persons, pursuant to which the nomination is to be made or business is to be proposed by the shareholder;

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a representation whether the shareholder intends, or is part of a “group” (as defined in Rule 13d-5 of the Exchange Act) that intends, to deliver a proxy statement and/or form of proxy statement to holders of at least the percentage of common shares required to approve or adopt the proposal and/or to otherwise solicit proxies from other shareholders in support of such proposal;

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such other information regarding each nominee or each matter of business to be proposed by such shareholder as would be required to be included in a proxy statement filed under the SEC’s proxy rules if the nominee had been nominated or intended to be nominated, or the matter that had been proposed, or intended to be proposed by the board of directors;

•	if applicable, the consent of each nominee to serve as a director if elected; and

•	such other information that the board of directors may request in its discretion.

Notwithstanding anything to the contrary, with respect to shareholder proposals, the notice requirements set forth in our bye-laws will be deemed satisfied by a shareholder if such shareholder has submitted a proposal to us in compliance with Rule 14a-8 of the Exchange Act and such proposal has been included in a proxy statement that has been prepared by us (provided that the shareholder has provided the information specified above). In addition, no business may be brought by a shareholder except in accordance with the above, and unless otherwise required by the rules of the NYSE, if a shareholder intending to bring business before a general meeting does not provide the timely notifications contemplated above or appear in person or by proxy, such business will not be transacted.

Corporate Opportunities

In recognition that members of the Apollo Group or members of its affiliates may serve as our directors and/or officers, and that the Apollo Group and its affiliates may engage in activities or lines of business similar to those in which we engage, our bye-laws provide for the allocation of certain corporate opportunities between us and the Apollo Group and its affiliates. Specifically, (i) no member of the Apollo Group or any affiliate of any member of the Apollo Group (other than us and our subsidiaries), (ii) no director or any affiliate of such director, and (iii) none of our officers, employees or agents, or any officer, director, employee or agent of any of our subsidiaries, who is also, and is presented such opportunity in his or her capacity as, an officer, director, employee, managing director, general or limited partner, manager, member, shareholder, agent or other affiliate of any member of the Apollo Group or of any affiliate of any member of the Apollo Group (other than us and our subsidiaries), in the cases of clauses (i), (ii) and (iii), excluding our Chief Executive Officer, has any duty to refrain from engaging, directly or indirectly, in the same or similar business activities or lines of business that we do. In the event that the Apollo Group or any of its affiliates acquires knowledge of a potential transaction or matter which may be a corporate opportunity for itself and us, we will not have any expectancy to such corporate opportunity, and the Apollo Group or members of its affiliates, as applicable, will not have any duty to communicate or offer such corporate opportunity to us and may pursue or acquire such corporate opportunity for itself or direct such opportunity to another person. In addition, if one of our directors who is also an officer, director, employee, managing director, general or limited partner, manager, member, shareholder, agent or other affiliate of any member of the Apollo Group or of any affiliate of any member of the Apollo Group (other than us and our subsidiaries) acquires knowledge of a potential transaction or matter which may be a corporate opportunity for us and the Apollo Group or its affiliates, we will not have any expectancy to such corporate opportunity unless such potential transaction or matter was presented to such director solely in his or her capacity as such.

By becoming a shareholder in our Company, you will be deemed to have notice of and consented to these provisions of our bye-laws.

Amendments to Memorandum of Association and Bye-laws

Amendments to our bye-laws require an affirmative vote of majority of our board and a majority of the voting power at any annual or special meeting of shareholders.

Meetings of Shareholders

Our annual general meeting will be held each year at such place, date and time as determined by the board. A special general meeting may be called upon the request of the Chairman, the Chief Executive Officer or a majority of the board. Bermuda’s Companies Act 1981 (the “Companies Act”) requires that shareholders be given at least five business days’ notice of a meeting, excluding the date the notice is given and the date of the meeting. In addition, upon receiving a requisition from holders of at least 10% of total voting power of our common shares, the board is required to convene a special general meeting. The presence in person or by proxy of holders of our common shares holding a majority of the voting power of the company at such meeting constitutes a quorum for the transaction of business at a general meeting.

Market Listing

Our Class A common shares are listed on the NYSE under the symbol “ATH.”

Transfer Agent and Registrar

The transfer agent and registrar for our common shares is Computershare Limited.

COMPARISON OF SHAREHOLDER RIGHTS

Differences in Corporate Law

You should be aware that the Companies Act, which applies to us, differs in certain material respects from laws generally applicable to U.S. companies incorporated in the State of Delaware and their shareholders. The following is a summary of certain significant differences between the Companies Act (including modifications adopted pursuant to our bye-laws) and Bermuda common law applicable to us and our shareholders, on the one hand, and the provisions of the Delaware General Corporation Law applicable to U.S. companies organized under the laws of Delaware and their shareholders, on the other hand.

Duties of Directors

The Companies Act authorizes the directors of a company, subject to its bye-laws, to exercise all powers of the company except those that are required by the Companies Act or the company’s bye-laws to be exercised by the shareholders of the company. Our bye-laws provide that our business is to be generally managed and conducted by our board of directors. In accordance with Bermuda common law, members of a board of directors owe a fiduciary duty to the company to act in good faith in their dealings with or on behalf of the company and exercise their powers and fulfill the duties of their office honestly. This duty includes the following essential elements:

•	a duty to act in good faith in the best interests of the company;

•	a duty not to make a personal profit from opportunities that arise from the office of director;

•	a duty to avoid situations in which there is an actual or potential conflict between a personal interest or the duties owed to third parties and/or the director’s duty to the company; and

•	a duty to exercise powers for the purpose for which such powers were intended.

The Companies Act imposes a duty on directors and officers of a Bermuda company:

•	to act honestly and in good faith with a view to the best interests of the company; and

•	to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

The Companies Act also imposes various duties on directors and officers of a company with respect to certain matters of management and administration of the company.

Under Bermuda law, directors and officers generally owe fiduciary duties to the company itself, not to the company’s individual shareholders or members, creditors, or any class of either shareholders, members or creditors. Our shareholders may not have a direct cause of action against our directors.

Under Delaware law, the business and affairs of a corporation are managed by or under the direction of its board of directors. In exercising their powers, directors are charged with a fiduciary duty of care to protect the interests of the corporation and a fiduciary duty of loyalty to act in the best interests of its shareholders. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he reasonably believes to be in the best interests of the company. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the company and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the company.

Interested Directors

Bermuda law provides that a transaction entered into by us in which a director has an interest will not be voidable by us and such director will not be liable to us for any profit realized pursuant to such transaction as a result of such interest, provided the nature of the interest is disclosed at the first opportunity either at a meeting of directors or in writing to the directors. While we are not aware of any Bermuda case law on the meaning of “first opportunity,” a Bermuda court will likely employ a practical interpretation of those words. Subject to the rules of the NYSE and applicable U.S. securities laws, our bye-laws do not require directors to recuse themselves from any discussion or decision involving any contract or proposed contract or arrangement in which the director is directly or indirectly interested so long as the nature of the interest is disclosed, and such director may be counted in the quorum for such meeting.

Under Delaware law, such transaction would not be voidable if (1) the material facts as to such interested director’s relationship or interests are disclosed or are known to the board of directors and the board in good faith authorizes the transaction by the affirmative vote of a majority of the disinterested directors, (2) such material facts are disclosed or are known to the shareholders entitled to vote on such transaction and the transaction is specifically approved in good faith by vote of the majority of shares entitled to vote on the matter or (3) the transaction is fair as to the company as of the time it is authorized, approved or ratified. Under Delaware law, such interested director could be held liable for a transaction in which such director derived an improper personal benefit.

Voting Rights and Quorum Requirements

Under Bermuda law, the voting rights of our shareholders are regulated by our bye-laws and, in certain circumstances, the Companies Act. Generally, except as otherwise provided in the bye-laws or the Companies Act, any action or resolution requiring approval of the shareholders may be passed by a simple majority of votes cast.

Any individual who is a shareholder of our company and who is present at a meeting may vote in person, as may any corporate shareholder that is represented by a duly authorized representative at a meeting of shareholders. Our bye-laws also permit attendance at general meetings by proxy, provided the instrument appointing the proxy is in the form specified in the bye-laws or such other form as the board may determine. The specific voting rights of our common shares are set forth in detail under “Description of Share Capital—Common Shares—Voting Rights.”

Under Delaware law, unless otherwise provided in a company’s certificate of incorporation, each shareholder is entitled to one vote for each share of stock held by the shareholder. Delaware law provides that unless otherwise provided in a company’s certificate of incorporation or bylaws, a majority of the shares entitled to vote, present in person or represented by proxy, constitutes a quorum at a meeting of shareholders. In matters other than the election of directors, with the exception of special voting requirements related to extraordinary transactions, and unless otherwise provided in a company’s certificate of incorporation or bylaws, the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote at a meeting in which a quorum is present is required for shareholder action, and the affirmative vote of a plurality of shares present in person or represented by proxy and entitled to vote at the meeting is required for the election of directors.

Amalgamations, Mergers and Similar Arrangements

The amalgamation or merger of a Bermuda company with another company or corporation (other than certain affiliated companies) requires the amalgamation or merger agreement to be approved by the company’s board of directors and by its shareholders. Unless the company’s bye-laws provide otherwise, the approval of 75% of the shareholders voting at such meeting is required to approve the amalgamation or merger agreement, and the quorum for such meeting must be two persons holding or representing more than one-third of the issued shares of the company. Our bye-laws provide that a majority of the total voting power of the common shares of the company is required to approve an amalgamation or merger.

Under Bermuda law, in the event of an amalgamation or merger of a Bermuda company with another company or corporation, including a public Bermuda company, a shareholder of the Bermuda company who did not vote in favor of the amalgamation or merger and is not satisfied that fair value has been offered for such shareholder’s shares may, within one month of notice of the shareholders meeting, apply to the Supreme Court of Bermuda to appraise the fair value of those shares.

Under Delaware law, with certain exceptions, a merger, consolidation or sale of all or substantially all the assets of a corporation must be approved by the board of directors and a majority of the issued and outstanding shares entitled to vote on such transaction. A shareholder of a company participating in certain merger and consolidation transactions may, under certain circumstances, be entitled to appraisal rights, such as having a court to determine the fair value of the stock or requiring the company to pay such value in cash. However, such appraisal right is not available to shareholders if the stock received in such transaction is listed on a national securities exchange, including either the NYSE or the Nasdaq Global Market.

Acquisitions

Under Bermuda law, an acquiring party is generally able to acquire compulsorily the common shares of minority holders of a company in the following ways:

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By a procedure under the Companies Act known as a “scheme of arrangement.” A scheme of arrangement could be effected by obtaining the agreement of the company and of holders of common shares, representing in the aggregate a majority in number and at least 75% in value of the common shareholders present and voting at a court ordered meeting held to consider the scheme of arrangement. The scheme of arrangement must then be sanctioned by the Bermuda Supreme Court. If a scheme of arrangement receives all necessary agreements and sanctions, upon the filing of the court order with the Registrar of Companies in Bermuda, all holders of common shares could be compelled to sell their shares under the terms of the scheme of arrangement.

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By acquiring pursuant to a tender offer 90% of the shares or class of shares not already owned by, or by a nominee for, the acquiring party (the offeror), or any of its subsidiaries. If an offeror has, within four months after the making of an offer for all the shares or class of shares not owned by, or by a nominee for, the offeror, or any of its subsidiaries, obtained the approval of the holders of 90% or more of all the shares to which the offer relates, the offeror may, at any time within two months beginning with the date on which the approval was obtained, by notice compulsorily acquire the shares of any non-tendering shareholder on the same terms as the original offer unless the Supreme Court of Bermuda (on application made within a one-month period from the date of the offeror’s notice of its intention to acquire such shares) orders otherwise.

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Where the acquiring party or parties hold not less than 95% of the shares or a class of shares of the company, by acquiring, pursuant to a notice given to the remaining shareholders or class of shareholders, the shares of such remaining shareholders or class of shareholders. When this notice is given, the acquiring party is entitled and bound to acquire the shares of the remaining shareholders on the terms set out in the notice, unless a remaining shareholder, within one month of receiving such notice, applies to the Supreme Court of Bermuda for an appraisal of the value of their shares. This provision only applies where the acquiring party offers the same terms to all holders of shares whose shares are being acquired.

Delaware law provides that a parent corporation, by resolution of its board of directors and without any shareholder vote, may merge with any subsidiary of which it owns at least 90% of each class of its capital stock.

Upon any such merger, and in the event the parent corporation does not own all of the stock of the subsidiary, dissenting shareholders of the subsidiary are entitled to certain appraisal rights. Delaware law also provides, subject to certain exceptions, that if a person acquires 15% of voting stock of a company, the person is an “interested shareholder” and may not engage in “business combinations” with the company for a period of three years from the time the person acquired 15% or more of voting stock.

Shareholders’ Suits

Class actions and derivative actions are generally not available to shareholders under Bermuda law. The Bermuda courts, however, would ordinarily be expected to permit a shareholder to commence an action in the name of a company to remedy a wrong to the company where the act complained of is alleged to be beyond the corporate power of the company or illegal, or would result in the violation of the company’s memorandum of association or bye-laws, including any breach of fiduciary duty claims in cases where the actions from which such claims arise have not been ratified by a majority of the shareholders.

Furthermore, consideration would be given by a Bermuda court to acts that are alleged to constitute a fraud against the minority shareholders or, for instance, where an act requires the approval of a greater percentage of the company’s shareholders than that which actually approved it.

When the affairs of a company are being conducted in a manner which is oppressive or prejudicial to the interests of some part of the shareholders, one or more shareholders may apply to the Supreme Court of Bermuda, which may make such order as it sees fit, including an order regulating the conduct of the company’s affairs in the future or ordering the purchase of the shares of any shareholders by other shareholders or by the company.

Class actions and derivative actions generally are available to shareholders under Delaware law for, among other things, breach of fiduciary duty, corporate waste and actions not taken in accordance with applicable law. In such actions, the court generally has discretion to permit the winning party to recover attorneys’ fees incurred in connection with such action.

Pursuant to our bye-laws, any suit that arises concerning the Companies Act or out of or in connection with our bye-laws shall be subject to the exclusive jurisdiction of the Supreme Court of Bermuda.

Indemnification of Directors and Officers

Section 98 of the Companies Act provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability which by virtue of any rule of law would otherwise be imposed on them in respect of any negligence, default, breach of duty or breach of trust, except in cases where such liability arises from fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the company. Section 98 further provides that a Bermuda company may indemnify its directors, officers and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or in which they are acquitted or granted relief by the Supreme Court of Bermuda pursuant to Section 281 of the Companies Act. Section 98 of the Companies Act further provides that a company may advance moneys to an officer or auditor for the costs, charges and expenses incurred by the officer or auditor in defending any civil or criminal proceedings against them, on condition that the officer or auditor shall repay the advance if any allegation of fraud or dishonesty is proved against them.

We have adopted provisions in our bye-laws that provide that we shall indemnify our officers and directors (subject to certain exceptions for fraud and/or dishonesty). Section 98A of the Companies Act permits us to purchase and maintain insurance for the benefit of any officer or director in respect of any loss or liability attaching to him in respect of any negligence, default, breach of duty or breach of trust, whether or not we may otherwise indemnify such officer or director. We have purchased and maintain a directors’ and officers’ liability policy for this purpose.

Pursuant to our bye-laws, our shareholders have agreed to waive any claim or right of action such shareholder may have, whether individually or by or in right of AHL, against any director or officer of AHL on account of any action taken by such director or officer, or the failure of such director or officer to take any action in the performance of his or her duties with or for AHL or any subsidiary of AHL; provided that such waiver does not extend to any matter in respect of any fraud or dishonesty which may attach to such director or officer.

Under Delaware law, a corporation may include in its certificate of incorporation a provision that, subject to the limitations described below, eliminates or limits director liability to the corporation or its shareholders for monetary damages for breaches of their fiduciary duty of care. Under Delaware law, a director’s liability cannot be eliminated or limited for (1) breaches of the duty of loyalty, (2) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (3) the payment of unlawful dividends or expenditure of funds for unlawful stock purchases or redemptions or (4) transactions from which such director derived an improper personal benefit.

Delaware law provides that a corporation may indemnify a director, officer, employee or agent of the corporation against any liability or expenses incurred in any civil, criminal, administrative or investigative proceeding if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe their conduct was unlawful, except that in any action brought by or in the right of the corporation, such indemnification may be made only for expenses (not judgments or amounts paid in settlement) and may not be made even for expenses if the officer, director or other person is adjudged liable to the corporation (unless otherwise determined by the court). In addition, under Delaware law, to the extent that a director or officer of a corporation has been successful on the merits or otherwise in defense of any proceeding referred to above, he or she must be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by that party. Furthermore, under Delaware law, a corporation is permitted to maintain directors’ and officers’ insurance.

Special Meeting of Shareholders

Under our bye-laws, a special general meeting of shareholders may be called upon the request of our Chairman, our Chief Executive Officer or our board of directors. In addition, upon receiving a requisition from holders of common shares representing at least ten percent (10%) of the total voting power of our common shares, the board will convene a special general meeting.

Delaware law permits the board of directors or any person who is authorized under a corporation’s certificate of incorporation or bylaws to call a special meeting of shareholders.

Notice of Shareholder Meetings

Bermuda law requires that shareholders be given at least five days’ advance notice of any general meeting and our bye-laws provide that not less than 21 days’ notice nor more than 60 days’ advance notice be provided. Under Delaware law, a company is generally required to give written notice of any meeting not less than 10 days nor more than 60 days before the date of the meeting to each shareholder entitled to vote at the meeting.

Dividends and Other Distributions

Under Bermuda law, a company may not declare or pay a dividend, or make a distribution out of contributed surplus, if there are reasonable grounds for believing that (1) the company is, or would after the payment be, unable to pay its liabilities as they become due; or (2) the realizable value of the company’s assets would thereby be less than its liabilities. “Contributed surplus” is defined for purposes of Section 54 of the Companies Act to include the proceeds arising from donated shares, credits resulting from the redemption or conversion of shares at less than the amount set up as nominal capital and donations of cash and other assets to the company.

Under Delaware law, subject to any restrictions contained in the company’s certificate of incorporation, a company may pay dividends out of surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and for the preceding fiscal year. Delaware law also provides that dividends may not be paid out of net profits if, after the payment of the dividend, capital is less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of assets.

Inspection of Corporate Records

Members of the general public have the right to inspect our public documents available at the office of the Registrar of Companies in Bermuda and our registered office in Bermuda, which will include our memorandum of association (including its objects and powers) and certain alterations to our memorandum of association. Our shareholders have the additional right to inspect our bye-laws, minutes of general meetings and audited financial statements, which must be presented to the annual general meeting of shareholders.

The register of members of a company is also open to inspection by shareholders and members of the general public without charge. The register of members is required to be open for inspection for not less than two hours in any business day (subject to the ability of a company to close the register of members for not more than 30 days in a year). A company is required to maintain its share register in Bermuda but may, subject to the provisions of the Companies Act, establish a branch register outside of Bermuda. A company is required to keep at its registered office a register of directors and officers. Bermuda law does not, however, provide a general right for shareholders to inspect or obtain copies of any other corporate records.

Delaware law requires that a company, within 10 days before a meeting of shareholders, prepare and make available a complete list of shareholders entitled to vote at the meeting. This list must be open to the examination of any shareholder for any purpose relating to the meeting for a period of at least 10 days prior to the meeting during ordinary business hours and at the principal place of business of the company. Delaware law also permits a shareholder to inspect the company’s books and records if the shareholder can establish that he or she is a shareholder of the company, the shareholder has complied with Delaware law with respect to the form and manner of making demand for inspection of corporate records and the inspection by the shareholder is for a proper purpose.

Shareholder Proposals

Under Bermuda law, shareholders may, as set forth below and at their own expense (unless the company otherwise resolves), require the company to: (1) give notice to all shareholders entitled to receive notice of the annual general meeting of any resolution that the shareholders may properly move at the next annual general meeting; and/or (2) circulate to all shareholders entitled to receive notice of any general meeting a statement in respect of any matter referred to in any proposed resolution or any business to be conducted at such general meeting. The specific procedures under our bye-laws governing shareholder proposals in relation to our company are set forth under “Description of Share Capital—Certain Bye-law Provisions—Shareholder Advance Notice Procedures.”

Delaware law does not include a provision restricting the manner in which nominations for directors may be made by shareholders or the manner in which business may be brought before a meeting, although restrictions may be included in a Delaware corporation’s certificate of incorporation or bylaws.

Amendment of Memorandum of Association/Certificate of Incorporation

Bermuda law provides that the memorandum of association of a company may be amended by a resolution passed at a general meeting of shareholders of which due notice has been given. Certain amendments to the memorandum of association may require approval of the Minister, who may grant or withhold approval at his or her discretion.

Under Bermuda law, the holders of an aggregate of not less than 20% in par value of a company’s issued and outstanding share capital have the right to apply to the Bermuda courts for an annulment of any amendment of the memorandum of association adopted by shareholders at any general meeting, other than an amendment which alters or reduces a company’s share capital as provided in the Companies Act. Where such an application is made, the amendment becomes effective only to the extent that it is confirmed by the Bermuda court. An application for an annulment of an amendment of the memorandum of association must be made within 21 days after the date on which the resolution altering the company’s memorandum of association is passed and may be made on behalf of persons entitled to make the application by one or more of their designees as such holders may appoint in writing for such purpose. No application may be made by the shareholders voting in favor of the amendment.

Under Delaware law, amendment of the certificate of incorporation, which is the equivalent of a memorandum of association, of a company must be made by a resolution of the board of directors setting forth the amendment, declaring its advisability, and either calling a special meeting of the shareholders entitled to vote or directing that the proposed amendment be considered at the next annual meeting of the shareholders. Delaware law requires that, unless a greater percentage is provided for in the certificate of incorporation, a majority of the outstanding voting power of the corporation is required to approve the amendment of the certificate of incorporation at the shareholders’ meeting. If the amendment would alter the number of authorized shares or par value or otherwise adversely affect the powers, preferences or special rights of any class of a company’s stock, the holders of the issued and outstanding shares of such affected class, regardless of whether such holders are entitled to vote by the certificate of incorporation, are entitled to vote as a class upon the proposed amendment. However, the number of authorized shares of any class may be increased or decreased, to the extent not falling below the number of shares then outstanding, by the affirmative vote of the holders of a majority of the stock entitled to vote, if so provided in the company’s original certificate of incorporation.

Amendment of Bye-laws

Our bye-laws provide that the bye-laws may only be amended upon a resolution approved by a majority of the board and a resolution approved by a majority of the shareholders of the company. In addition, no amendment to the bye-laws may be made which would materially, adversely and disproportionately affect the rights, obligations, powers or preferences of any class of common shares without similarly affecting the rights, obligations, powers or preferences of all other classes of common shares without the majority vote of the shares constituting such class so affected.

Under Delaware law, unless the certificate of incorporation or bylaws provide for a different vote, holders of a majority of the voting power of a corporation and, if so provided in the certificate of incorporation, the directors of the corporation have the power to adopt, amend and repeal the bylaws of a corporation.

Dissolution

Under Bermuda law, a solvent company may be wound up by way of a shareholders’ voluntary liquidation. Prior to the company entering liquidation, a majority of the directors are each required to make a statutory declaration, which states that the directors have made a full inquiry into the affairs of the company and have formed the opinion that the company will be able to pay its debts within a period of 12 months of the commencement of the winding up and must file the statutory declaration with the Bermuda Registrar of Companies. The general meeting is required to be convened primarily for the purposes of passing a resolution that the company be wound up voluntarily and appointing a liquidator. The winding up of the company is deemed to commence at the time of the passing of the resolution.

Under Delaware law, a corporation may voluntarily dissolve (1) if a majority of the board of directors adopts a resolution to that effect and the holders of a majority of the issued and outstanding shares entitled to vote thereon vote for such dissolution; or (2) if all shareholders entitled to vote thereon consent in writing to such dissolution.

DESCRIPTION OF DEPOSITARY SHARES

The following outlines some of the general terms and provisions of the depositary shares. Further terms of the depositary shares and the applicable deposit agreement will be stated in the applicable prospectus supplement. The following description and any description of the depositary shares in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the deposit agreement, a form of which has been or will be filed as an exhibit to the registration statement of which this prospectus forms a part.

The particular terms of the depositary shares offered by any prospectus supplement and the extent to which the general provisions described below may apply to such depositary shares will be outlined in the applicable prospectus supplement.

General

AHL may choose to offer fractional interests in debt securities or fractional Class A common shares or preferred shares. AHL may issue fractional interests in debt securities, Class A common shares or preferred shares, as the case may be, in the form of depositary shares. Each depositary share would represent a fractional interest in a security of a particular series of debt securities or a fraction of a Class A common share or of a particular series of preferred shares, as the case may be, and would be evidenced by a depositary receipt.

AHL will deposit the debt securities or Class A common shares or preferred shares represented by depositary shares under a deposit agreement between AHL and a depositary which will be named in the applicable prospectus supplement. Subject to the terms of the deposit agreement, as an owner of a depositary share, you will be entitled, in proportion to the applicable fraction of a debt security or Class A common share or preferred share represented by the depositary share, to all the rights and preferences of the debt security or Class A common share or preferred share, as the case may be, represented by the depositary share, including, as the case may be, interest, dividend, voting, conversion, redemption, sinking fund, repayment at maturity, subscription and liquidation rights.

Interest, Dividends and Other Distributions

The depositary will distribute all payments of interest, cash dividends or other cash distributions received on the debt securities or Class A common shares or preferred shares, as the case may be, to you in proportion to the number of depositary shares that you own. In the event of a distribution other than in cash, the depositary will distribute property received by it to you in an equitable manner, unless the depositary determines that it is not feasible to make a distribution. In that case, the depositary may sell the property and distribute the net proceeds from the sale to you.

Redemption of Depositary Shares

If a debt security, Class A common shares or series of preferred shares represented by depositary shares is redeemed, the depositary will redeem your depositary shares from the proceeds received by the depositary resulting from the redemption. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per debt security, Class A common shares or preferred shares, as the case may be, payable in relation to the redeemed series of debt securities, Class A common shares or preferred shares. Whenever AHL redeems debt securities, Class A common shares or preferred shares held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing, as the case may be, fractional interests in the debt securities, Class A common shares or preferred shares redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot, proportionately or by any other equitable method as the depositary may determine.

Exercise of Rights under the Indenture or Voting the Class A Common Shares or Preferred Shares

Upon receipt of notice of any meeting at which you are entitled to vote, or of any request for instructions or directions from you as holder of fractional interests in debt securities, Class A common shares or preferred shares, the depositary will mail to you the information contained in that notice. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary how to give instructions or directions with respect to the debt securities represented by that holder’s depositary shares or how to vote the amount of the Class A common shares or preferred shares represented by that holder’s depositary shares. The record date for the depositary shares will be the same date as the record date for the debt securities, Class A common shares or preferred shares, as the case may be. The depositary will endeavor, to the extent practicable, to give instructions or directions with respect to the debt securities or to vote the amount of the Class A common shares or preferred shares, as the case may be, represented by the depositary shares in accordance with those instructions.

AHL will agree to take all reasonable action which the depositary may deem necessary to enable the depositary to do so. The depositary will abstain from giving instructions or directions with respect to your fractional interests in the debt securities or voting shares of the Class A common shares or preferred shares, as the case may be, if it does not receive specific instructions from you.

Amendment and Termination of the Deposit Agreement

AHL and the depositary may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement at any time. However, any amendment which materially and adversely affects the rights of the holders of the depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding.

The deposit agreement will terminate if:

•	all outstanding depositary shares have been redeemed;

•	if applicable, the debt securities and the preferred shares represented by depositary shares have been converted into or exchanged for Class A common shares or repaid in full; or

•

If applicable, there has been a final distribution in respect of the Class A common shares or preferred shares, including in connection with the liquidation, dissolution or winding-up of AHL, and the distribution proceeds have been distributed to you.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to AHL notice of its election to do so. AHL also may, at any time, remove the depositary. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. AHL must appoint the successor depositary within 60 days after delivery of the notice of resignation or removal. The successor depositary must be a bank or trust company having its principal office in the United States and having total assets of not less than $1,000,000,000.

Charges of Depositary

AHL will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. AHL will pay charges of the depositary in connection with the initial deposit of the debt securities, Class A common shares or preferred shares, as the case may be, and issuance of depositary receipts, all withdrawals of depositary shares of debt securities, Class A common shares or preferred shares, as the case may be, by you and any repayment or redemption of the debt securities or preferred shares, as the case may be. You will pay other transfer and other taxes and governmental charges, as well as the other charges that are expressly provided in the deposit agreement to be for your account.

Miscellaneous

The depositary will forward all reports and communications from AHL which are delivered to the depositary and which AHL is required or otherwise determines to furnish to holders of debt securities, Class A common shares or preferred shares, as the case may be. Neither AHL nor the depositary will be liable under the deposit agreement to you other than for its gross negligence, willful misconduct or bad faith. Neither AHL nor the depositary will be obligated to prosecute or defend any legal proceedings relating to any depositary shares, debt securities, Class A common shares or preferred shares unless satisfactory indemnity is furnished. AHL and the depositary may rely upon written advice of counsel or accountants, or upon information provided by persons presenting debt securities, shares of Class A common shares or preferred shares for deposit, you or other persons believed to be competent and on documents which AHL and the depositary believe to be genuine.

DESCRIPTION OF WARRANTS

AHL may issue warrants to purchase debt securities, preferred shares, Class A common shares or other securities described in this prospectus, or any combination of these securities, and these warrants may be issued independently or together with any underlying securities and may be attached or separate from the underlying securities. AHL will issue each series of warrants under a separate warrant agreement to be entered into between AHL and a warrant agent. The warrant agent will act solely as AHL’s agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

The following outlines some of the general terms and provisions of the warrants. Further terms of the warrants and the applicable warrant agreement will be stated in the applicable prospectus supplement. The following description and any description of the warrants in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the applicable warrant agreement.

The applicable prospectus supplement will describe the terms of any warrants that AHL may offer, including the following:

•	the title of the warrants;

•	the total number of warrants;

•	the price or prices at which the warrants will be issued;

•	the currency or currencies investors may use to pay for the warrants;

•	the designation and terms of the underlying securities purchasable upon exercise of the warrants;

•	the price at which and the currency, currencies, or currency units in which investors may purchase the underlying securities purchasable upon exercise of the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	whether the warrants will be issued in registered form or bearer form;

•	information with respect to book-entry procedures, if any;

•	if applicable, the minimum or maximum amount of warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the underlying securities with which the warrants are issued and the number of warrants issued with each underlying security;

•	if applicable, the date on and after which the warrants and the related underlying securities will be separately transferable;

•	if applicable, a discussion of material United States federal income tax considerations;

•	the identity of the warrant agent;

•	the procedures and conditions relating to the exercise of the warrants; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Warrant certificates may be exchanged for new warrant certificates of different denominations, and warrants may be exercised at the warrant agent’s corporate trust office or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their warrants, holders of warrants exercisable for debt securities will not have any of the rights of holders of the debt securities purchasable upon such exercise and will not be entitled to payments of principal (or premium, if any) or interest, if any, on the debt securities purchasable upon such exercise. Prior to the exercise of their warrants, holders of warrants exercisable for preferred shares or Class A common shares will not have any rights of holders of the preferred shares or Class A common shares purchasable upon such exercise and will not be entitled to dividend payments, if any, or voting rights of the preferred shares or Class A common shares purchasable upon such exercise. Prior to the exercise of their warrants, holders of warrants exercisable for other securities described in this prospectus will not have any rights of holders of such securities purchasable upon such exercise.

Exercise of Warrants

A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Warrants may be exercised as set forth in the applicable prospectus supplement. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, AHL will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate is exercised, a new warrant certificate will be issued for the remaining warrants.

Enforceability of Rights; Governing Law

The holders of warrants, without the consent of the warrant agent, may, on their own behalf and for their own benefit, enforce, and may institute and maintain any suit, action or proceeding against AHL to enforce their rights to exercise and receive the securities purchasable upon exercise of their warrants. Unless otherwise stated in the prospectus supplement, each issue of warrants and the applicable warrant agreement will be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to its principles of conflicts of laws.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, AHL may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The prospectus supplement will describe:

•

the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

•	a description of the terms of any unit agreement governing the units;

•	a description of the provisions for the payment, settlement, transfer or exchange of the units; and

•	whether the units will be issued in fully registered or global form.

The descriptions of the units and any applicable underlying security or pledge or depositary arrangements in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements and are subject to, and qualified in their entirety by reference to, the terms and provisions of the applicable agreements.

PLAN OF DISTRIBUTION

Initial Offering and Sale of Securities

We may sell the securities being offered hereby in one or more of the following ways from time to time:

•	to underwriters or dealers for resale to the public or to institutional investors;

•	directly to institutional investors; or

•	through agents to the public or to institutional investors.

The prospectus supplement with respect to each series of securities will state the terms of the offering of the securities, including:

•	the name or names of any underwriters or agents;

•	the purchase price of the securities and the proceeds to be received by us from the sale;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange on which the securities may be listed.

If we use underwriters in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:

•	negotiated transactions;

•	at a fixed public offering price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

The securities may also be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as our agents. The prospectus supplement will identify any remarketing firm and will describe the terms of its agreement, if any, with us and its compensation.

Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.

If we sell the securities directly or through agents we designate, we will identify any agent involved in the offering and sale of the securities and will list any commissions payable by us to the agent in the accompanying prospectus supplement. Unless indicated otherwise in the prospectus supplement, any such agent will be acting on a best efforts basis to solicit purchases for the period of its appointment.

We may authorize agents, underwriters or dealers to solicit offers by certain institutional investors to purchase securities and provide for payment and delivery on a future date specified in an accompanying prospectus supplement. We will describe any such arrangement in the prospectus supplement. Any such institutional investor may be subject to limitations on the minimum amount of securities that it may purchase or on the portion of the aggregate principal amount of such securities that it may sell under such arrangements. Institutional investors from which such authorized offers may be solicited include:

•	commercial and savings banks;

•	insurance companies;

•	pension funds;

•	investment companies;

•	educational and charitable institutions; and

•	such other institutions as we may approve.

Underwriters, dealers, agents and remarketing firms may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters, dealers, agents and remarketing firms may be required to make. Underwriters, dealers, agents and remarketing agents may be customers of, engage in transactions with, or perform services for us and/or our affiliates in the ordinary course of business.

Each series of securities will be a new issue of securities and will have no established trading market other than our Class A common shares which are listed on the NYSE. Any Class A common shares sold will be listed on the NYSE, upon official notice of issuance. The securities, other than the Class A common shares, may or may not be listed on a national securities exchange. Any underwriters to whom we sell securities for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

Sales by Selling Securityholders

Selling securityholders may use this prospectus in connection with resales of the securities. The applicable prospectus supplement will identify the selling securityholders and the terms of the securities to be resold. Selling securityholders may be deemed to be underwriters in connection with the securities they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act. The selling securityholders will receive all the proceeds from the sale of the securities. We will not receive any proceeds from sales by selling securityholders.

LEGAL OPINIONS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities under Bermuda law offered hereby will be passed upon for us by Conyers Dill & Pearman Limited, Hamilton, Bermuda. Unless otherwise indicated in the applicable prospectus supplement, the validity of the debt securities, depositary shares, warrants and units offered hereby will be passed upon for us by Sidley Austin LLP. Certain partners of Sidley Austin LLP own Class A common shares representing less than 1% of our outstanding common shares as of January 3, 2018.

EXPERTS

The consolidated financial statements as of December 31, 2016, and for the two years ended December 31, 2016 incorporated in this prospectus by reference to Athene Holding Ltd.’s Current Report on Form 8-K dated June 13, 2017, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements for the year ended December 31, 2014 incorporated in this prospectus by reference to the Athene Holding Ltd.’s Current Report on Form 8-K dated June 13, 2017 have been so incorporated in reliance on the report of PricewaterhouseCoopers Ltd., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

$500,000,000

Athene Holding Ltd.

6.150% Senior Notes due 2030

PROSPECTUS SUPPLEMENT

March 31, 2020

Joint Book-Running Managers

Barclays

J.P. Morgan

RBC Capital Markets

Wells Fargo Securities

Co-Managers

BNP PARIBAS

BofA Securities

Citigroup

Goldman Sachs & Co. LLC